UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2011 (February 10, 2011)

CHINA BIO-ENERGY CORP.
 (Exact name of registrant as specified in its charter)

Delaware	0-20532	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pudong Building, 2nd Floor, Jiulong Avenue, Longwen District Zhangzhou City, Fujian Province 363000, China
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86 -596 2967018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The statements herein which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our management and our management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events.  Such forward-looking statements include statements regarding, among other things:

•	our ability to reach widespread commercial viability;

•	our growth strategies;

•	our anticipated future operation and profitability;

•	our future financing capabilities and anticipated need for working capital;

•	the anticipated trends in our industry;

•	our ability to expand our marketing and sales capabilities;

•	acquisitions of other companies or assets that we might undertake in the future;

•	our operations in China and the regulatory, economic and political conditions in China; and

•	current and future competition.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue our operations.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Current Report on Form 8-K generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact occur.

Potential purchasers of our common stock or other securities should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

EXPLANATORY NOTE

This Current Report on Form 8-K being filed in connection with a series of transactions consummated by the Registrant, and certain related events and actions taken by the Registrant.

This Current Report on Form 8-K includes the following items on Form 8-K:

Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06	Change in Shell Company Status
Item 9.01	Financial Statements and Exhibits

Certain Definitional Conventions Used in this Current Report

In this Current Report on Form 8-K, unless the context requires or is otherwise specified, references to the “Registrant,” “Company,” “we,” “us,” “our” and similar expressions include the following entities, after given effective to the Acquisition (as defined herein):

(i)	China INSOnline Corp., a Delaware company (most commonly referred to herein as the “Registrant” or “CHIO” as the context requires), which is our publicly traded parent company;

(ii)	Ding Neng Holdings Limited, a British Virgin Islands company and a wholly-owned subsidiary of the Registrant (“Ding Neng Holdings”);

(iii)	Ding Neng Bio-technology Co., Limited, a Hong Kong company (“Ding Neng HK”) and a wholly owned subsidiary of Ding Neng Holdings;

(iv)	Zhangzhou Fuhua Biomass Energy Technology Co., Ltd., a wholly owned subsidiary of Ding Neng HK incorporated in the PRC as a wholly foreign-owned enterprise (“WFOE” or “Fuhua”); and

(v)
Fujian Zhangzhou Ding Neng Bio-technology Co., Ltd. (“Ding Neng Bio-tech”), our principal operating subsidiary, which is a Chinese variable interest entity that the WOFE controls through certain contractual arrangements.

Item 2.01  Completion of Acquisition or Disposition of Assets

On December 6, 2010, China INSOnline Corp. (the “Registrant” or the “Company”) entered into an Amendment (the “Amendment”) to the Share Exchange Agreement (as amended, the “Share Exchange Agreement”), dated November 12, 2010, with Ding Neng Holdings Limited, a British Virgin Islands holding company (“Ding Neng Holdings”), which owns 100% of Ding Neng Bio-technology Co., Limited, a Hong Kong company (“Ding Neng HK”), which owns 100% of Zhangzhou Fuhua Biomass Energy Technology Co., Ltd. (“WOFE” or “Fuhua”), a foreign investment enterprise organized under the laws of the People’s Republic of China, or PRC, and which has, through various contractual agreements, management control and the rights to the profits of Fujian Zhangzhou Ding Neng Bio-technology Co., Ltd. (“Ding Neng Bio-tech”), a corporation organized under the laws of the PRC as a variable interest entity.  Ding Neng Bio-tech engages in the production, refinement and distribution of bio-diesel fuel in southern China.

The Share Exchange Agreement and the Amendment provides for an acquisition transaction (the “Acquisition”) in which the Registrant, through the issuance of shares of its common stock, par value $0.001 (the “Common Stock”) representing 90% of the Common Stock issued and outstanding immediately following the closing of the Acquisition, will acquire 100% of Ding Neng Holdings.  Upon completion of the Acquisition, the existing shareholders of the Registrant will own an aggregate of 4% of the post-acquisition entity.  In addition, Mr. Zhenyu Wang, the former Chief Executive Officer and a shareholder of the Registrant, will receive an additional 1% of the post-acquisition entity immediately after the completion of the Acquisition upon entering into a consulting agreement with the Company (“Consulting Agreement”), plus 0.25% of the amount of issued and outstanding Common Stock as of the Closing Date, to be issued on the first anniversary of the Consulting Agreement, and an additional 0.25% of the amount of issued and outstanding Common Stock as of the Closing Date, to be issued on the second anniversary of the Consulting Agreement.

The closing of the Acquisition (the “Closing”) took place on February 10, 2011 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Share Exchange Agreement as amended, the Registrant acquired all of the outstanding equity securities of Ding Neng Holdings from the shareholders of Ding Neng Holdings; and the shareholders of Ding Neng Holdings transferred and contributed all of their issued and outstanding shares of Ding Neng Holdings to the Registrant.  In exchange, the Registrant issued to the shareholders of Ding Neng Holdings an aggregate of 25,875,000 newly issued shares of the Registrant’s Common Stock.

On January 20, 2011, Fuhua entered into an Amended Consulting Service Agreement which entitles Fuhua to substantially all of the economic benefits of Ding Neng Bio-tech in consideration of services provided by Fuhua to Ding Neng Bio-tech. In addition, Fuhua entered into certain agreements with each of Xinfeng Nie and Sanfu Huang, (the “Ding Neng Bio-tech shareholders”), including (i) an Amended Option Agreement allowing Fuhua to acquire the shares of Ding Neng Bio-tech as permitted by PRC laws, (ii) an Amended Voting Rights Proxy Agreement that provides Fuhua with the voting rights of the Ding Neng Bio-tech shareholders and (iii) an Amended Equity Pledge Agreement that pledges the shares in Ding Neng Bio-tech to Fuhua.  These amended agreements supersede the same agreements executed in November 2010 by and between Fuhua, Ding Neng Bio-tech, and the then Ding Neng Bio-tech shareholders.  This VIE structure provides Fuhua, a wholly-owned subsidiary of Ding Neng HK, with control over the operations and benefits of Ding Neng Bio-tech without having a direct equity ownership in Ding Neng Bio-tech (Ding Neng Holdings, Ding Neng HK, Ding Neng Bio-tech, and Fuhua are collectively referred to herein as the “Group”).

 As all of the companies in the Group are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively.  The Registrant has consolidated Ding Neng Bio-tech’s operating results, assets and liabilities within its financial statements.

FORM 10 INFORMATION

Information in response to this Item 2.01 below is keyed to the item numbers of Form 10.

Part I

Item 1.  Description of Business.

Overview

China INSOnline Corp. (“CHIO”) was incorporated on December 23, 1988 as a Delaware corporation.  It became a shell company in June 2010 as a result of winding down all of its operations. Through the Acquisition, the Registrant acquired Ding Neng Holdings and its principal operating subsidiary, Ding Neng Bio-tech.  A summary of the business of Ding Neng Bio-tech is described below.

General

Ding Neng Holdings, a British Virgin Islands business company, acts as a holding company and indirectly controls Ding Neng Bio-tech, a variable interest entity in China.  Ding Neng Holdings’ sole source of income and operations is through its indirect, contractual control of Ding Neng Bio-tech.

Based in the city of Zhangzhou, Fujian Province, China, Ding Neng Bio-tech is principally engaged in the production, refinement and distribution of biodiesel fuel.  Ding Neng Bio-tech has approximately 81 full-time employees.  It operates a biodiesel manufacturing facility in Zhangzhou, the annual aggregate capacity of which has increased from approximately 20,000 tons in 2009 to approximately 40,000 tons in 2010.  Ding Neng Bio-tech believes its rapid growth in recent years has been supported by the continuing expansion of the market for biodiesel in the PRC.  According to China Commodities Daily, this market was forecasted to reach 1 million tons in 2010, which is 20% more than the expected domestic biodiesel production volume in the PRC.

Currently the raw materials used in Ding Neng Bio-tech’s production of biodiesel are refined animal fats and crude and refined vegetable oils.  The multi-feedstock technology employed in its biodiesel production process enables it to utilize different feedstocks based on availability and price. Ding Neng Bio-tech acquired a 1000mu (approximately 165 acres) Sapindus “mother-tree” plantation located in Zhejiang Province in 2010.  Ding Neng Bio-tech expects to use the “mother-tree” plantation as the foundation for its intended expansion to a  1,000,000 mu (approximately165,000 acres) Sapindus forest in the next 3-5 years, which, if successful, is expected to provide one-third of the total feedstock required for its biodiesel production beginning in 2013.

Ding Neng Bio-tech currently markets its products to various oil companies located in Fujian province.

The executive office of the Company is located at Pudong Building, 2nd Floor, Jiulong Avenue, Longwen District, Zhangzhou City, Fujian Province 363000, China.

 Organization and Consolidated Subsidiaries

Ding Neng Holdings’ organizational structure was crafted to abide by the laws of the PRC and maintain tax benefits as well as internal organizational efficiencies.  Ding Neng Holdings’ post–acquisition organization structure is summarized below:

Overview of the Biodiesel Market

The Global Bio-fuel Market

Biofuels are liquid or gaseous fuels derived from renewable biomass. They are used as replacements for petroleum-based gasoline or diesel in motor vehicles as well as for stationary applications. The most widespread biofuels are ethanol and biodiesel. The global biofuel market amounted to approximately $76 billion in 2010, the majority of which consists of ethanol products. The dual drivers of constrained oil production and pollution prevention are pushing governments worldwide to support and incentivize the production of biofuel to offset petroleum demand. In a detailed analysis of biofuels for transportation, the Organization for Economic Co-operation and Development (OECD) and Food and Agriculture Organization of the United Nations (FAO) (2008) expected the global use of bioethanol and biodiesel to nearly double from 2005-2007 to 2017.

The Global Biodiesel Market

Biodiesel fuels are derived from a variety of renewable resources such as vegetable oils, animal fats and cooking oils. Rapeseed is the most common feedstock for biodiesel production; other common feed stocks are jatropha, soybean, palm oil, waste vegetable oil, and used food. Transportation fuel is the primary application for biodiesel products, comprising 70% of its consumption. Global biodiesel production in 2009 was 5.1billion gallons, a 17.9% increase over 2008 levels. For the period between 2001 and 2009, biodiesel production grew at an average annual rate of 41.9%. The value of the market is expected to grow from $8.6 billion in 2009 to approximately $12.6 billion in 2014. Currently the Asia-Pacific region produces just 4.4% of global biodiesel, dwarfed by Europe’s 49.8%, and the America’s 32.8%, but by 2015 the PRC is expected to become the second fastest growing market. From 2009 to 2020 the annual growth rate of biodiesel production is expected to average 10.1%, reaching a total output of more than 15 billion gallons in 2020.

The Chinese Biodiesel Industry

China’s biodiesel industry is still in its infancy stage and dominated by small-scale operators using animal fats or used cooking oil as feedstock. In 2007, there were more than 2,000 biodiesel production plants in China, most of which were small scale producers making between 100 to 20,000 metric tons (“MT”) per year. However, the prospect of government support is attracting larger market entrants as well as foreign investment. Compared with the ethanol sector, the biodiesel industry is largely unregulated and there is significant involvement from the private sector.

According to Chen Deming, former vice chairman of the National Development and Reform Commission of the PRC, China aims to consume 2 million MT of biodiesel annually by 2020.

Official data on biodiesel production and subsidies in China

The increase in biodiesel production in China is fueled by China’s rapid economic growth, which requires ever increasing use of transport fuel, estimated to grow at an annual rate of 5.1% through 2030. China now imports more than 50% of the oil products it consumes. The Chinese National Bureau of Statistics predicts that by 2020 it will import more than 60% of its oil. For reasons both economic and strategic, the PRC government has committed itself to increasing the supply of non-petroleum based transportation fuel in order to reduce its dependence on foreign oil. To date, ethanol has been the greatest beneficiary of this policy as it was the first mover in the Chinese biofuel industry, but ethanol competes with food supply for its feedstock, and the government has also placed a high priority on independence in food supply. As a result, the expansion of ethanol plants has been restricted. However, biodiesel has more feedstock options that do not compete with food supply (although it may compete for arable land in some places), and is often made from food refuse. Base on those characteristics, biodiesel is expected to enjoy a larger market share in the Chinese biofuel market in the near future.

Source: China’s Alternative Energy Landscape, Deutsche Bank, November 2007.

Supportive Government Policies and Legislation in the PRC

During the past decade, the Chinese government has launched a series of policy initiatives in support of the biofuel market. In 2005, the Standing Committee of the National People’s Congress passed “The Renewable Energy Law of the People’s Republic of China”. The legislation aims to “promote the development and utilization of renewable energy, improve the energy structure, diversify energy supplies, safeguard energy security, protect the environment and realize the sustainable development of the economy and society.” This legislation states that fuel retail businesses must begin to include “biological liquid fuel”, or biofuels, in their enterprises or they will be fined.

In 2006, the National Development and Reform Commission (“NDRC”) of the PRC set a target of 15% of transportation energy needs in 2020 to be met by biofuels. Despite being the third largest consumer of biofuels in the world, China accounts for just 3% of global production. In order to achieve the goals set by NDRC, China must increase production of biofuels to more than 25 million MT by 2020. On April 20, 2006, Chinese premier Wen Jiabao convened the Second National Leadership Conference on Energy to consider the Medium and Long-term Development Plan for Renewable Energy, stating that equal emphasis shall be placed on development and conservation, and that stronger measures shall be taken to promote comprehensive energy conservation and to vigorously develop renewable energy. In May 2006, the Chinese government established a fund that encourages research and development and production of biodiesel facilities.

On December 9, 2008, the State Administration of Taxation and the Ministry of Finance of the PRC jointly issued Policies for Products Generated from Comprehensive Utilization of Resources (Cai Shui [2008] No. 156), a circular on Value-Added Tax (“VAT”), which stipulates that a VAT refund would be applicable to enterprises that produce biodiesel by making use of wasted animal oil or plant oil as at least 70 percent of their raw materials. This VAT incentive policy became effective July 1, 2008. To obtain the VAT refund, an enterprise must first apply for and obtain the relevant “Comprehensive Utilization of Resources Verification Certificate” and then apply for the refund.

In 2009, the PRC government provided an RMB 10 billion subsidy to automakers to incentivize development of alternative fuel vehicles in order to stimulate demand for biofuels. Total financial support from the PRC government for ethanol and biodiesel is expected to reach approximately RMB 8 billion by 2020.

In December 2010, the Ministry of Finance of the PRC and the State Administration of Taxation of the PRC announced an elimination of the consumption tax on vegetable oil and animal fat-based biodiesel. Such tax exemption retroactively applies to any purchases made after January 1, 2009. The PRC government will issue refunds for taxes already paid by consumers prior to such date.

Production Process

Biodiesel is produced by a process known as transesterification. In the transesterification process, an alcohol (like methanol) reacts with the triglyceride oils contained in vegetable oils, animal fats, or recycled greases, forming fatty acid alkyl esters (biodiesel) and glycerin. The reaction requires heat and a strong base catalyst, such as sodium hydroxide or potassium hydroxide. The multi-feedstock technology that we employ in our biodiesel production process enables us to reduce our costs by utilizing different feedstocks based on availability and price. The simplified transesterification reaction is shown below.

Products

The principal products we produce are biodiesel and acidified oil.

Biodiesel

Biodiesel is a high-lubricity, clean-burning alternative fuel produced from feedstock, which are domestic, renewable resources such as refined animal fats and crude and refined vegetable oils. Biodiesel is primarily used in compression ignition (diesel) engines and may also be used as home heating oil. Biodiesel provides environmental benefits over petroleum-based diesel, including reduced emissions of carbon dioxide, carbon monoxide, particulate matter, and sulfur. Biodiesel’s physical and chemical properties, as they relate to operation of diesel engines, are similar to petroleum-based diesel fuel. As a result, blends containing 20% biodiesel and 80% petroleum-based diesel may be used in most standard diesel engines without requiring any engine modifications.

We derived approximately 81% of our revenue from the sale of biodiesel during the nine month period ended September 30, 2010. Biodiesel sales accounted for approximately 91% and 100% of our revenue for the fiscal years ended December 31, 2009 and 2008, respectively.

Acidified Oil

Acidified oil is recovered through distillation of the residue oil from the biodiesel manufacturing process. Through further refinement, acidified oil can be used as feedstock to produce biodiesel. We produced a small amount of acidified oil prior to 2010, but did not start marketing it until January 2010. For the nine months ended September 30, 2010, revenue from acidified oil was $2,570,860, or approximately 10% of total revenue.

Feedstock

The primary restriction on production and growth in the biodiesel industry is the availability and pricing of feedstock, which is the raw material used to produce biodiesel. A wide range of feedstock may be used to produce biodiesel, including vegetable oils (such as soybean and canola oils), palm oils, animal fat (such as tallows and lard), and yellow grease (such as recycled cooking oil and tallows blended together).

Historically, the majority of biodiesel produced in China has been made using waste food oil and residues from fat refining as feedstock, which consist of the following:

▪	Acidified oil, which is recovered distillation of the residue oil from vegetable oil refining plants;
▪	Grease recovered from restaurants kitchen sewage systems from washing of pots and dishes;
▪	Slop oil recovered from restaurants;
▪	Waste cooking oil produced from frying oil of restaurants; and
▪	Animal fat, oil and grease from packinghouses such as tallow, lard, and suet.

Since 65-70% of biodiesel feedstock is indirectly derived from edible crops, the input prices are highly volatile, and their use for fuel production is at times a divisive political issue. It is of vital importance for companies in this industry to have access to long-term feedstock supplies, preferably by owning supply sources.

Currently the raw materials used in Ding Neng Bio-tech’s production of biodiesel are refined animal fats and crude and refined vegetable oils.  In an effort to obtain its own supply sources, in 2009, Ding Neng Bio-tech entered into a purchase contract with TianTai County Manyuanchun Agricultural Development Co., Ltd (“TianTai”), which is located in Zhejiang province.   Ding Neng Bio-tech spent $2,932,200 to acquire approximately 165 acres (1,000 mu) forest land use rights and forest in 2010 where there are more than 50,000 6-8 year old Sapindus “mother trees”. Sapindus trees are a source of natural raw material used for producing detergent, and the core of Sapindus is good raw material for producing biodiesel. Ding Neng Bio-tech believes the Sapindus trees owned by TianTai provide the best Sapindus seeds, and they are expected to be used to develop the Sapindus forest, which Ding Neng Bio-tech expects will provide approximately one-third of its total raw materials demand beginning in 2013.  See “Certain Relationships and Related Party Transactions.”

Major Suppliers

Typical sources for our feedstock are producers from Fujian province. The followings are three tables which identify the Company’s major suppliers as of September 30, 2010 and the end of fiscal years 2008 and 2009, respectively.

Name of the Major Suppliers	Purchase Amount	Percentage of Total Purchase
For the Nine Month period Ended September 30, 2010
Zhangzhou City ShuangDe Materials Recycling Ltd.	$2,094,692.81	14%
FuJian HuaRen Oil Ltd.	2,075,640.32	13%
Zhangzhou HengNeng Materials Recycling Ltd.	2,034,986.00	13%
Xiamen YouXingHua Materials Recycling Ltd.	1,735,342.50	11%
Xiamen JinShan Materials Recycling Ltd.	1,339,094.36	9%
Xiamen City JiaCheng Commerce Ltd.	1,101,546.62	7%
Xiamen City FengShengYuan Commerce Ltd.	996,767.33	6%
Xiamen XinJiaCheng Materials Recycling Ltd.	954,788.32	6%
Xiamen City YuanXin Commerce Ltd.	931,939.47	6%
YiHaiJiaLi Food Commerce Ltd.- Xiamen Subsidiary	545,078.66	4%

For the Fiscal Year Ended December 31, 2009
Xiamen City YuanXin Commerce Ltd.	2,337,935.38	21%
Xiamen YouXingHua Materials Recycling Ltd.	2,145,269.41	19%
FuJian HuaRen Oil Ltd.	1,232,612.60	11%
Zhangzhou HengNeng Materials Recycling Ltd.	1,166,960.57	10%
Shangdong Province Boxing County XiangChi Phospholipid Ltd.	1,141,688.47	10%
Xiamen City JiaCheng Commerce Ltd.	1,031,651.02	9%
Zhangzhou City ShuangDe Materials Recycling Ltd.	952,271.52	8%
Hubei Sun And Moon Oil Ltd.	477,530.04	4%
Guangdong RunHua Oil Ltd.	471,432.40	4%
YiHaiJiaLi Food Commerce Ltd.- Xiamen Subsidiary	320,180.34	3%

For the Fiscal Year Ended December 31, 2008
FuJian HuaRen Oil Ltd.	$1,512,188.59	21%
Xiamen City FengShengYuan Commerce Ltd.	1,501,312.71	21%
Shanghai RuiYi Commerce Ltd.	1,072,070.74	15%
Xiamen YouXingHua Materials Recycling Ltd.	817,358.59	12%
YuShang Oil Technology Commerce Ltd.	640,151.63	9%
Xiamen City YuanXin Commerce Ltd.	526,252.60	7%
Xiamen City JiaCheng Commerce Ltd.	421,334.45	6%
Zhangzhou YouCheng Commerce Ltd.	374,495.97	5%
Yongding Country Coal Development Ltd.	188,507.94	3%

Major Customers

Our biodiesel is sold primarily to various oil companies located in Fujian Province. In addition, we expect to continue and strengthen our relationship with China National Offshore Oil New Energy (Hainan) Bio-energy Oil and Chemical Ltd., which is indirectly controlled by China National Offshore Oil Corp., one of the largest state-owned oil companies, and the largest offshore oil and gas producer in China. The followings are three tables which identify the Company’s major customers as of September 30, 2010 and the end of fiscal years 2008 and 2009, respectively.

Name of the Major Customers	Sales Amount	Percentage of Total Sales
For the Nine Month period Ended September 30, 2010
Jiangmen City Pengjiang District JiangDe Chemical Ltd.	3,321,310.78	14%
Fujian Economic Technology District ChengXing Fuel Ltd.	2,997,957.47	12%
Fujian Province New Century Creation Bio-energy Technology Ltd.	2,736,388.74	11%
China National Offshore Oil New Energy (Hainan) Bio-energy Oil And Chemical Ltd.	2,570,860.13	11%
Fujian Union Oil And Chemical Ltd.	2,486,453.32	10%
Zhangzhou City TengDe Oil And Chemical Ltd.	2,112,890.05	9%
Fujian HongYun Oil And Chemical Ltd.	2,020,721.93	8%
Xiamen ZhongHe Industry Ltd.	1,793,128.22	7%
Xiamen City HaiYan Commerce Ltd.	1,681,365.43	7%
Xiamen HaiJi Oil And Chemical Ltd.	1,459,741.05	6%

For the Fiscal Year Ended December 31, 2009
Fujian Province New Century Creation Bio-energy Technology Ltd.	3,265,569.41	21%
Zhangzhou City TengDe Oil And Chemical Ltd.	2,565,055.17	17%
Xiamen City HaiYan Commerce Ltd.	2,460,791.49	16%
Fujian Economic Technology District ChengXing Fuel Ltd.	2,333,830.28	15%
Jiangmen City Pengjiang District JiangDe Chemical Ltd.	1,705,981.24	11%
Xiamen ZhongHe Industry Ltd.	1,301,420.38	9%
Fujian HongYun Oil And Chemical Ltd.	803,243.72	5%
Fujian Union Oil And Chemical Ltd.	569,331.99	4%
Fujian NanYing Ceramics Ltd.	284,155.80	2%

For the Fiscal Year Ended December 31, 2008
Zhangzhou City TengDe Oil And Chemical Ltd.	1,723,840.44	19%
Fujian Province New Century Creation Bio-energy Technology Ltd.	1,520,180.32	17%
Fujian Economic Technology District ChengXing Fuel Ltd.	1,415,020.53	16%
Xiamen City HaiYan Commerce Ltd.	1,330,955.78	15%
Jiangmen City Pengjiang District JiangDe Chemical Ltd.	809,295.37	9%
Xiamen ZhongHe Industry Ltd.	759,103.14	8%
Fujian Union Oil And Chemical Ltd.	633,072.52	7%
Fujian HongYun Oil And Chemical Ltd.	478,996.97	5%
Fujian NanYing Ceramics Ltd.	367,847.39	4%

Competition

China’s biodiesel industry is largely dominated by small-scale operators using animal fats or waste cooking oil as feedstock. By stark contrast to ethanol, Chinese biodiesel projects are scattered and small, and utilization rates are said to be lower. In 2007, there were more than 2,000 biodiesel production plants in China, most of which were small scale producers making between 100-20,000MT per year. Sharp input price increases in 2008, combined with the drop in oil prices from their peak, caused many to idle their plants, and many to be pushed out of the business. However, the prospect of government support is attracting larger market entrants as well as foreign investment. Compared with the ethanol sector, the biodiesel industry is largely unregulated and there is significant involvement from the private sector.

In the area of biodiesel production, we are aware of the existence of at least three main domestic competitors: China Biodiesel International Holdings Co., Ltd., Gushan Environmental Energy Ltd., and Zhejiang Eastriver Energy S&T Co., Ltd.

Utilities, Energy & Infrastructure

Our biodiesel plant requires a significant and uninterrupted supply of electricity, coal, and water to operate. Power is supplied to our plant by Pinghe County Electric Corporation. We procure water from underground wells on the site of our facility. We entered into an agreement with Yongding Township Coal Development Company to purchase approximately 8,000 tons of coal annually for our biodiesel production.

Our Growth Strategy

In the next three years, we seek to grow our business by pursuing the following strategies:

▪	Increase manufacturing, sales and distribution capabilities through potential acquisitions and organic growth;
▪	Enhance R&D efforts to improve biodiesel production technology and efficiency and to develop new biodiesel products (such as solid bio-fuel and other specialty bio-fuels);
▪	Continue to search for and develop alternative feedstock (such as microalgae) to enhance the availability of raw materials; and
▪	Strengthen relationships with key suppliers.

Our Strengths and Competitive Advantages

We believe we are well positioned to achieve our business objectives and to execute our strategies due to the following competitive strengths:

▪	Technological Advantages
We have a special refining technique that can process multiple types of feedstock. Refining multiple feedstocks through a single process allows us to reduce operational costs and maintain access to multiple supply sources at any given time from which we can select the most cost-efficient feedstock. We recently applied for a patent for our refining process and the process is expected to take two years to complete.  Our refining process also produces high viscosity lubricant as a by-product, which we intend to start marketing later in 2011.

▪	Cost Advantages
Most feedstock for first generation biofuel is food stock. Since 2007, the Chinese government has triggered a series of policy shifts in the industrial use of grain. There is intensive pressure to find alternative feedstock. This has created a bottleneck restricting the profitability of many biodiesel enterprises, and driving many small producers out of business. We significantly reduced this risk by diversifying our sources of raw materials via long-term contracts with suppliers and internal supply of oils from our Sapindus plantation.

We do not believe any other biodiesel producer in China uses Sapindus as a feedstock to refine its fuel. Wild Sapindus itself is not perfectly suitable for biodiesel production and requires certain hybridization and breeding techniques to reach full productivity. The Company’s R&D team has spent more than a year developing these techniques. We believe the investment of time for research of breeding techniques and the five to eight years the trees need to reach maturity constitutes a considerable barrier to use of Sapindus by any competitor.

Marketing

Biodiesel is generally sold directly to users in the local area as there are no official distribution channels. Ding Neng Bio-tech has only 3 employees in sales, consistent with its strategy to seek large, long-term customers rather than trying to develop a large number of small customers.

Pricing & Backlog

To date, we price our biodiesel based on the price of diesel fuel. We sell our biodiesel primarily to oil companies on an as-needed basis. Due to the variability of the market price of biodiesel, there is no fixed price at which we sell our products. Although normally we do not have long-term sales contracts, we intend to maintain close business relationships with our major customers.

R&D
Research and development (“R&D”) expenses include salaries, material, contract and other outside service fees, facilities and overhead costs. In accordance to the FASB’s accounting standards for research and development costs, the Company expenses the costs associated with the research and development activities when incurred. The research and development expenses are included in general and administrative expenses and totaled $556,071 and $223,057 for the years ended December 31, 2009 and 2008, respectively.

We currently have 8 employees in our R&D department. We expect to invest resources to retain more qualified employees and update our R&D equipments. We expect to work closely with leading universities and research and development institutes that specialize in agricultural research to develop new technologies for more efficient and cost-effective biodiesel production. We will also continue to search for alternative feedstock to enhance the availability of raw materials and reduce costs of feedstock for biodiesel production.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations.

Logistics

The Company recently entered into a partnership with a warehouse adjacent to the harbor in Xiamen City, Fujian Province. The Company rented two 2,000 ton tankers in 2010 and two more 2,000 ton tankers in 2011, which are all located in Xiamen port. The Company expects to rent four additional ships in Xiamen in 2011. It expects to use these ships for transportation of its biodiesel products to achieve greater efficiencies and cost savings compared to its previous highway based distribution system provided by third party contractors.

Employees

Substantially all of our employees are located in China.  As of December 31, 2010, we had 81 employees. There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and workers’ compensation insurance, and a housing assistance fund, in accordance with relevant regulations. Ding Neng Bio-tech is currently paying social insurance for its 42 full-time employees. Ding Neng Bio-tech has also purchased non-compulsory accident insurance for its workers who work on the production line. Ding Neng Bio-tech has not paid social insurance for 23 of its full-time employees whose personal identification files cannot be transferred to Ding Neng Bio-tech since they are not registered residents in Zhangzhou, Fujian Province. Ding Neng Bio-tech also has 16 of its full-time employees who voluntarily elected, in writing, not to obtain social insurance through Ding Neng Bio-tech. We expect the amount of contribution to the government’s social insurance funds to increase in the future as we expand our workforce and operations.

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business.

Forward-Looking Statements

Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those anticipated and you should not rely on them as predictions of future events. Although information is based on our current estimates, forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise. You are cautioned not to place undue reliance on this information as we cannot guarantee that any future expectations and events described will happen as described or that they will happen at all. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Intellectual Property

Currently we have three granted patents and one pending patent application in the PRC, all of which are related to the manufacturing process of biodiesel fuel. We also have one registered trademark for the fuel products and four pending trademark applications in the PRC, three of which are with respect to Chinese tea products and one is with respect to flower, fruit, vegetable and mushroom products.

Government Regulation and Environment Regulation

We believe that we have been compliant to date with all registrations and requirements for the issuance and maintenance of all licenses required by the applicable governing authorities in China and that such laws, rules and regulations do not currently have a material impact on our operations:

We are subject to rules and regulations with respect to environmental protection and work safety promulgated by both the central government of China and various local governmental agencies.

According to the Ministry of Environmental Protection and the State Administration of Work Safety of China, all chemical and biodiesel manufacturing facilities are required to obtain a Discharge Permit and a Safe Production Permit. These permits are valid for three years, which can be extended for additional periods upon renewal. A temporary Discharge Permit is valid for one year which can be extended upon renewal of such permit. The municipal environmental protection agencies conduct routine inspections on waste-water systems and gas and solid waste discharge systems installed in the facilities owned by local companies and issue examination reports periodically. A company must have such inspections completed for three consecutive years before its request for a renewal of Discharge Permit can be approved. In addition, in order for a Safe Production Permit to be renewed, a company must not have had any reportable accident in its facility during the preceding three years.

We currently hold a valid Safe Production Permit and a temporary Discharge Permit for our manufacturing facility located in Pinghe County. We are now working on applying for a Discharge Permit valid for three years. In addition, we have obtained other necessary permits to conduct our operations, including a waste discharge permit and boiler permits. We have also equipped our facility with air, wastewater and noise purification and treatment systems which consist of a centrifugal scrubber system, a 200,000 ton/per day sewage treatment system, a 2,000 cubic meter purification pool, an anti-overflow dike, an oil separation tank, a recycling pool and an individual sound insulation generator room. In addition, we will be subject to discharge fees which will be calculated on the basis of amount of the waste our facility discharges.

On January 5, 2007, the General Administration of Quality Supervision, Inspection and Quarantine and the State Standardization Supervision Committee of China jointly promulgated the National Standard of Biodiesel Blend Stock (BD100) for Diesel Engine Fuels, which took effect as of May 1, 2007.  This is a recommended standard which biodiesel manufacturers in China are encouraged to comply with pursuant to relevant laws and regulations. All of our biodiesel products currently satisfy or exceed the BD100 standard.

Governmental regulation of the environment changes constantly in the PRC. It is possible that more stringent environmental rules or regulations could be adopted, which would increase our operating costs and expenses. It is also possible that environmental rules or regulations could be adopted that could have an adverse effect on the use of biodiesel.

Tax Benefits

On December 9, 2008, the State Administration of Taxation and the Ministry of Finance of the PRC jointly issued Policies for Products Generated from Comprehensive Utilization of Resources (Cai Shui [2008] No. 156), which is a circular on Value-Added Tax (“VAT”) which stipulates that a VAT refund would be applicable to enterprises that produce biodiesel by making use of wasted animal oil or plant oil as at least 70 percent of their raw materials. This VAT incentive policy is effective July 1, 2008. To obtain the VAT refund, an enterprise must first apply for and obtain the relevant “Comprehensive Utilization of Resources Verification Certificate” and then apply for the refund. We currently have such verification certificate valid through from January 1, 2010 through December 31, 2011 and thus receive VAT refunds as discussed above.

We have been enjoying preferential enterprise income tax treatment in the PRC due to our status as a foreign invested manufacturing company.  A full exemption from PRC enterprise income tax applied in our fiscal years of 2008 and 2009 and a 50% exemption from PRC enterprise income tax applies in our fiscal years of 2010, 2011 and 2012.

Properties

Our corporate headquarters is located at Pudong Building, 2nd Floor, Jiulong Avenue, Longwen District, Zhangzhou City, Fujian Province 363000, China. We lease a total of approximately 500 square meters (approximately 5,382 square feet) of office space at the aforementioned address pursuant to two lease agreements. Pursuant to those two agreements, which will expire October 30, 2011 and July 20, 2011, respectively, the monthly rents are approximately RMB 6,500 (approximately $985) and  RMB 6,720 (approximately $1,018), respectively.

Our manufacturing facility is located on a parcel of land with an area of approximately 37,868 square meters in Shange Town, Pinghe County, Zhangzhou City, Fujian Province.  As of January 2011, the plant is fully operational and has a production capacity of 40,000 tons of biodiesel per year. We own certain rights with respect to the land based on a Land Use Agreement between Mr. Nie, our Chairman, and the local government of Shange Town, regarding the purchase of the land from the State for the construction of the manufacturing facility.

For more details please refer to the section titled “Risks Related to Ding Neng’s Business” included in “Item 1A Risk Factors” below.

Item 1A.          Risk Factors.
Our business, operations and financial condition are subject to various risks.  Some of these risks are described below and you should take these risks into account in making a decision to invest in our Common Stock.  If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed.  In that case, the market price of our Common Stock could decline and you could lose all or part of your investment in our Common Stock.

Risks Related to Ding Neng’s Business and Operations

Risks Related to Ding Neng’s Overall Business

Ding Neng Bio-tech has a limited operating history, which makes it difficult to evaluate its financial position and future success.

Ding Neng Bio-tech began generating revenue in 2006. Accordingly, there is a limited prior operating history by which to evaluate the likelihood of success or its ability to continue as a going concern. Although Ding Neng Bio-tech has been producing and selling biodiesel from its plant in Zhangzhou, Fujian Province, China since its inception, there is no assurance its production capacity and sales will keep increasing in a profitable manner.

Ding Neng Holdings is a holding company and there are significant limitations on its ability to receive distributions from its subsidiaries.

Ding Neng Holdings conducts substantially all of its operations through subsidiaries and through contractual arrangements with Ding Neng Bio-tech, an affiliated variable interest entity (“VIE”), and is dependent on dividends and other intercompany transfers of funds from its subsidiaries and affiliated VIE to meet its financial obligations. Ding Neng Holdings’ subsidiaries have not made significant distributions to it and may not have funds legally available for dividends or distributions in the future. In addition, Ding Neng Holdings may enter into credit or other agreements that would contractually restrict its subsidiaries or affiliated VIE from paying dividends or making distributions. Any inability of Ding Neng Holdings to receive funds from its subsidiaries or from Ding Neng Bio-tech can be expected to impair its ability to pay dividends on the Common Stock and may otherwise have an adverse effect on our future operating or growth prospects.

New environmental laws, new interpretations of existing environmental laws, increased governmental enforcement of environmental laws or other developments could require the Group to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future expenditures for environmental controls at Ding Neng Bio-tech’s production facilities.

Ding Neng Bio-tech is and will continue to be subject to extensive air, water and other environmental regulations and will need to obtain a number of environmental permits to construct and operate its plant. If for any reason any of these permits are not granted, construction costs for the plants may increase, or the plants may not be constructed at all.  If constructed, there may be substantial regulatory restrictions and other compliance matters that would have an effect on Ding Neng Bio-tech’s operations.  Additionally, any changes in environmental laws and regulations, whether at the state and local level, could require Ding Neng Holdings to spend considerable resources to comply with future environmental regulations. The expense of compliance could be significant and could harm our results of operations.

The Company could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from possible foul smells or other air or water discharges from the plant. Such claims may result in an adverse decision by a court if Ding Neng Bio-tech is deemed to engage in a nuisance that substantially impairs the fair use and enjoyment of real estate. If new laws or regulations are passed relating to the production, disposal or emissions of chemicals used, generated or produced as a by-product of its operations,, Ding Neng Bio-tech may be required to incur significant costs to comply with such new laws or regulations.

Ding Neng Bio-tech’s production is entirely dependent on the operations of its biodiesel production facility in Zhangzhou City. An operational disruption at this facility could  suspend or halt our manufacturing  operations.

All of Ding Neng Holdings’ revenues are, and in the near-term will continue to be, derived from the sale of biodiesel produced at Ding Neng Bio-tech’s production facility in Zhangzhou City. It may construct and operate other biodiesel plants in China in the future. Manufacturing operations are subject to inherent risks, all of which could have a material adverse effect on its financial condition or results of operations. Risks affecting operations include:

•	unexpected changes in regulatory requirements;
•	political and economic instability;
•	terrorism and civil unrest;
•	equipment and machinery breakdowns;
•	injuries or accidents at our facilities
•	severe weather or other natural disasters;
•	work stoppages or strikes;
•	difficulties in staffing and managing operations; and
•	variations in tariffs, quotas, taxes and other market barriers.

Some of these hazards may cause severe damage to, or destruction of, property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Any such delay or disruption can be expected to harm Ding Neng Holdings’ financial condition, results of operations and future growth prospects.

Ding Neng Bio-tech has not obtained formal land use rights certificates to the land where its manufacturing facility is located, a building ownership certificate for the facility, or the approval for the change in the use of land from agricultural to industrial purposes, and the failure to have such certificates and approvals could materially and adversely affect its right to use such land.

Ding Neng Bio-tech's manufacturing facility is located on a parcel of land with an area of approximately 37,868 square meters in Shange Town, Pinghe County, Zhangzhou City, Fujian Province.  The land is collectively-owned by Shange Town and was designated for agricultural use. Although Mr. Nie, Ding Neng Holders' chairman had entered into a Land Use Agreement with the local government of Shange Town regarding the purchase of the land for the construction of the manufacturing facility and a majority of the purchase price has been paid by Ding Neng Bio-tech, it is still in the process of obtaining the relevant land use rights and building ownership certificates for the facility, and the approval to change the use of the land from agricultural to industrial purposes.

A certification jointly issued by the local government of Shange Town and the Bureau of Land and Resources of Pinghe County dated July 17, 2007 confirms that the review of Ding Neng Bio-tech’s application for such certificates and approvals was in process. On May 26, 2010, the local government of Shange Town issued a written statement clarifying that the land was assigned to Ding Neng Bio-Tech for the construction of a biodiesel production project and that the related applications for the land use rights certificate and related approvals were being reviewed. Another certification issued by the Bureau of Land and Resources of Pinghe County dated October 14, 2010 also verifies that such applications are currently being reviewed. Upon obtaining the relevant certificates for these properties, Ding Neng Bio-tech will have the legal right to occupy, lease, transfer and mortgage the property. However, there is no guarantee Ding Neng Bio-tech will be able to obtain all of the certificates and approvals it currently lacks, in which case its rights as owner or occupier of the land and the facility may be adversely affected. As a result of the absence of the formal certificates or approvals as described above, Ding Neng Bio-tech may be subject to lawsuits or other actions by the government, such as fines, or modifications to, or removal or confiscation of, some or all of the buildings located on the property. Any such result can be expected to have a material adverse effect on Ding Neng Bio-tech's financial condition and results of operations.

Even if Ding Neng Bio-tech were granted the land use rights as referenced above, its business would suffer if it lost such land use rights.

There is no private ownership of land in China and all land ownership is held by the government of China, its agencies and collectives. In the case of land used for business purposes, land use rights can be obtained from the government for a period up to 50 years, and are typically renewable. Land use rights can be granted upon approval by the land administrative authorities of China (the State Land Administration Bureau) upon payment of the required land granting fee, the entry into a land use agreement with a competent governmental authority and certain other ministerial procedures. We cannot, however, give any assurance that Ding Neng Bio-tech's land use rights, if granted, would be renewed in the future. If the land use right certificates were not renewed, Ding Neng Bio-tech could lose production facilities or employee accommodations that would be difficult or even impossible to replace. Should it have to relocate, its workforce may be unable or unwilling to work in the new location and its business operations will be disrupted during the relocation. The relocation or loss of facilities could materially harm sales or increase Ding Neng Bio-tech's costs of production, which would negatively impact its financial results and hinder future growth.

Ding Neng Bio-tech’s business will suffer if it cannot maintain necessary permits or licenses.

Ding Neng Bio-tech’s operations require licenses and permits and from various governmental authorities. Ding Neng Bio-tech’s ability to obtain and maintance such licenses and permits on acceptable, commercially viable terms are subject to change based on potential changes in the regulations and policies of the applicable governmental authorities. Ding Neng Bio-tech’s inability to obtain or extend a license or a loss of any of these licenses or permits may have a material adverse effect on its financial condition and future operating prospects.

Gross margins are principally dependent on the spread between feedstock prices and biodiesel prices. If the cost of feedstock increases and the cost of biodiesel does not similarly increase or if the cost of biodiesel decreases and the cost of feedstock does not similarly decrease, gross margins will decrease and Ding Neng Holdings’ results of operations could be harmed.

Ding Neng Holdings’ gross margins depend principally on the spread between feedstock and biodiesel prices. This spread has fluctuated significantly in recent periods.

From 2006 to the fall of 2008, prices for all varieties of feedstock increased to record levels. The price of petroleum diesel and biodiesel increased at approximately a similar pace. In the fall of 2008, the global economic downturn created significant declines in prices for petroleum diesel and biodiesel. In 2009, prices increased slowly. In general, higher feedstock prices produce lower profit margins and, therefore, represent unfavorable market conditions. This is especially true when market conditions do not allow Ding Neng Bio-tech to pass along increased feedstock costs to its customers. The price of feedstock is influenced by general economic, market and regulatory factors. These factors include weather conditions, farmer planting decisions, government policies and subsidies with respect to agriculture and international trade and global supply and demand. The significance and relative impact of these factors on the price of feedstock is difficult to predict. Factors such as severe weather or crop disease could have an adverse impact on Ding Neng Bio-tech’s business. Any event that tends to negatively impact the supply of Ding Neng Bio-tech’s chosen feedstock or the demand for biodiesel will potentially harm its financial condition and results of operation.

Consumer acceptance or rejection of biodiesel will have a material impact on Ding Neng Holdings’ future prospects.

The market in China for biodiesel has only recently begun to develop and is rapidly evolving. Therefore, widespread acceptance of biodiesel is not assured and depends on market acceptance of biodiesel as an addition, or an alternative, to petroleum diesel or other petroleum products. Because this market is new, it is difficult to predict its potential size or future growth rate. In addition, a long-term customer base has not been adequately defined. Ding Neng Bio-tech’s success in generating revenue in this emerging market will depend, among other things, on its ability to educate potential customers and end-users about the practical benefits of biodiesel. In the event a substantial market for biodiesel fails to materialize, or if we fail to properly capitalize on such market, our growth and future operating prospects will be materially harmed.

Unanticipated problems or delays with product quality or product performance could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

Ding Neng Holdings’ cash flow depends on its ability to timely and economically operate its Zhangzhou biodiesel refinery. Refinery operations require significant amounts of capital to procure and process feedstock before receiving payment for finished biodiesel.

The production of biodiesel is complex, and Ding Neng Bio-tech’s product must meet detailed quality requirements. Concerns about fuel quality may impact its ability to successfully market its biodiesel to a larger market. If its biodiesel does not meet industry quality standards, its credibility and the market acceptance and sales of its biodiesel could be negatively affected. In addition, actual or perceived problems with quality control in the industry generally may lead to a lack of consumer confidence in biodiesel. Prolonged problems may threaten the commercial viability of biodiesel generally or Ding Neng Bio-tech’s refinery specifically.

 Ding Neng Bio-tech primarily sells its biodiesel through distributors and if its relationships with one or more of those distributors were to end, its operating results could be harmed.

Ding Neng Bio-tech markets and distributes a substantial portion of its biodiesel through independent distributors. Ding Neng Bio-tech’s operating results and financial condition could be significantly disrupted by the loss of one or more of its current distributors, order cancellations or the failure of its distributors to successfully sell its products.

Ding Neng Bio-tech’s operations are subject to hazards that may cause personal injury or property damage, thereby subjecting it to liabilities and possible losses that may not be covered by insurance and which could have a material adverse effect on its results of operations and financial condition.

Ding Neng Bio-tech’s workers are subject to the hazards associated with producing biodiesel fuel.  Operating hazards can cause personal injury and loss of life, damage to, or destruction of, property, plant and equipment and environmental damage.  Hazards and risks, such as fires, natural disasters, explosions and abnormal pressures and blowouts associated with producing and transporting biodiesel fuel also may result in personal injury and other claims. Should any such event occur, it can be expected that Ding Neng Bio-tech will devote substantial time, personnel and other resources to such issue, thereby diverting such resources from its daily operations. In the event Ding Neng Bio-tech does not have adequate insurance coverage, its financial condition and results of operations may be materially harmed.

Financial instability in the Chinese financial markets could materially and adversely affect our results of operations and financial condition.

The Chinese financial markets and the Chinese economy are influenced by economic and market conditions in other countries, particularly in other Asian emerging market countries and the United States. Financial turmoil in Asia, Russia and elsewhere in the world in recent years has affected the Chinese economy. Although economic conditions are different in each country, investors’ reactions to developments in one country can have adverse effects on the securities of companies operating in other countries, including China. A loss in investor confidence in the financial systems of other countries may cause increased volatility in Chinese financial markets and, indirectly, in the Chinese economy in general. Financial disruptions could harm Ding Neng Bio-tech’s operation or its stock price, results of operations and financial condition.

Natural calamities could have a negative impact on the Chinese economy and harm Ding Neng Bio-tech’s business.

China has experienced natural calamities such as earthquakes, floods, droughts and a tsunami in recent years. The extent and severity of these natural disasters determines their impact on the economies in the local communities that experience these calamities. Ding Neng Bio-tech’s plant is located very near the ocean and prolonged spells of abnormal rainfall and other natural calamities could subject its facility to flooding or other damage which would have a negative effect on Ding Neng Bio-tech’s operations and its business. In addition, natural disasters could have an adverse impact on the economies in the geographic regions in which it operates, which could adversely affect its operating and growth prospects.

The biodiesel production and marketing industry is extremely competitive. Many of Ding Neng Bio-tech’s competitors have greater financial and other resources and one or more of these competitors could use such resources to gain market share at Ding Neng Bio-tech’s expense.

The primary type of fuel used in China is petroleum diesel. Ding Neng Bio-tech competes with existing oil companies as well as other biodiesel production companies. They currently compete for the sale of its products primarily on a regional basis within Fujian Province. Ding Neng Bio-tech’s primary competitors in these areas are Gushan Environmental Energy Ltd. and Zhejiang Eastriver Energy Technology Ltd. These competitors have substantially greater production, financial, personnel and marketing resources. As a result, its competitors are able to compete more aggressively and sustain that competition over a longer period of time. Ding Neng Bio-tech’s lack of resources relative to these competitors may cause them to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce their competitiveness and cause a decline in market share, sales and profitability.

Ding Neng Bio-tech also faces competition from other producers of biodiesel with respect to the procurement of feedstock. Such competition could intensify, thus driving up the cost of feedstock and reducing profit margin. Competition will likely increase as the commodities market prices of hydrocarbon-based energy, including petroleum and biodiesel, rise as they have in recent years. Additionally, new companies are constantly entering the market, thus increasing competition, although barriers to entry are relatively high.

These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own refining and fuel production and sales operations, and may have greater access to feedstock, market presence, economies of scale, financial resources and engineering, technical and marketing capabilities which may give them a competitive advantage. If Ding Neng Bio-tech is unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect Ding Neng Holdings’ results of operation and financial condition.

Growth may impose a significant burden on Ding Neng Bio-tech’s administrative and operational resources which, if not effectively managed, could impair its growth.

Ding Neng’s strategy envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources. The growth of its business will require significant investments of capital and management’s close attention. Ding Neng Bio-tech’s ability to effectively manage its growth will require it to substantially expand the capabilities of its administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel. Ding Neng Bio-tech’s failure to successfully manage its growth could result in its sales not increasing commensurately with capital investments. If Ding Neng Bio-tech is unable to successfully manage its growth, the Company may be unable to achieve its growth goals.

Ding Neng Bio-tech may be unable to protect its intellectual property, which could negatively affect its ability to compete.

Ding Neng Bio-tech relies on a combination of patent, registered trademark, confidentiality agreements, and other contractual restrictions on disclosure to protect its intellectual property rights. Ding Neng Bio-tech also enters into confidentiality agreements with its employees, consultants, and corporate partners, and controls access to and distribution of its confidential information. These measures may not preclude the disclosure of its confidential or proprietary information. Despite efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use Ding Neng Bio-tech’s proprietary technologies and information. Monitoring unauthorized use of confidential information is difficult, and Ding Neng Bio-tech cannot be certain that the steps it takes to prevent unauthorized use of its proprietary technologies and confidential information, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the U.S., will be effective. Failure to protect our intellectual property rights can be expected to have a material, adverse impact on our competitive advantage and potentially on our financial condition, stock price and future growth prospects.

Ding Neng Bio-tech will be required to hire and retain skilled technical and managerial personnel.

Personnel qualified to operate and manage biodiesel plants are in demand. Ding Neng Bio-tech’s success depends in large part on its ability to attract, train, motivate and retain qualified management and highly-skilled employees, particularly managerial, technical, sales and marketing personnel, technicians, and other critical personnel. Any failure to attract and retain such personnel may have a negative impact on the operations of Ding Neng Bio-tech, which would have a negative impact on revenues.

Ding Neng Bio-tech is dependent upon its officers and directors for management and direction and the loss of any of these persons could adversely affect its operations and results.

Ding Neng Bio-tech is dependent upon its officers and directors for implementation and execution of its business plan. The loss of any of its officers or directors could have a material adverse effect upon its results of operations and financial position. Ding Neng Bio-tech does not maintain “key person” life insurance for any of its officers. The loss of any of its officers or directors could delay or prevent the achievement of its business objectives.

Ding Neng Holdings’ lack of business diversification could result in the devaluation of its securities if it does not generate revenue from its primary products, or such revenues decrease.

Ding Neng Bio-tech’s current business consists solely of the production and sale of biodiesel in China. Currently, sales of biodiesel products account for 100% of Ding Neng Holdings’ revenues.  The lack of business diversification could cause you to lose all or some of your investment, since Ding Neng Holdings does not have any other lines of business or alternative revenue sources.

Failure to fully comply with PRC labor laws, including laws relating to social insurance, may expose Ding Neng Bio-tech to potential liability and increased costs.

Companies operating in China must comply with a variety of labor laws, including certain pension, health insurance, unemployment insurance and other welfare-oriented payment obligations.  Ding Neng Bio-tech is currently paying social insurance for 43 of its full-time employees. Ding Neng Bio-tech has also purchased non-compulsory accident insurance for its workers who work on the production line. Ding Neng Bio-tech has not paid social insurance for 25 of its full-time employees whose personal identification files cannot be transferred to Ding Neng Bio-tech since they are not registered residents in Zhangzhou, Fujian Province. Ding Neng Bio-tech also has 16 of its full-time employees who voluntarily elected, in writing, not to obtain social insurance through Ding Neng Bio-tech. If the PRC regulatory authorities take the view that Ding Neng Bio-tech is required to pay social insurance for all of its full-time employees, its failure to make previous payments may be in violation of applicable PRC labor laws and we cannot assure you that PRC governmental authorities will not impose penalties on Ding Neng Bio-tech for failure to comply.  In addition, in the event that any current or former employee files a complaint with the PRC government, Ding Neng Bio-tech may be required to make up the social insurance payment obligations as well as paying administrative fines.  The total cost of these payments and any related fines or penalties could have a material adverse effect on Ding Neng Bio-tech's financial condition and results of operations.

In addition, the new PRC Labor Contract Law took effect January 1, 2008 and governs standard terms and conditions for employment, including termination and lay-off rights, contract requirements, compensation levels and consultation with labor unions, among other topics.  In addition, the law limits non-competition agreements with senior management and other employees who have access to confidential information to two years and imposes restrictions or geographical limits.  This new labor contract law will increase Ding Neng Bio-tech's labor costs, which could adversely impact its results of operations.

Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Ding Neng Holdings manages and operates the business of Ding Neng Bio-tech through Fuhua pursuant to the rights it holds under the VIE Agreements. Almost all economic benefits and risks arising from Ding Neng Bio-tech’s operations are transferred to Ding Neng Holdings under these agreements.

There are risks involved with the operation of Ding Neng Bio-tech’s business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  If the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

•	imposing economic penalties;

•	discontinuing or restricting the operations of Fuhua or Ding Neng Bio-tech;

•	imposing conditions or requirements in respect of the VIE Agreements with which the Group may not be able to comply;

•	requiring Ding Neng Holdings to restructure the relevant ownership structure or operations;

•	taking other regulatory or enforcement actions that could adversely affect its business; and

•	revoking the business licenses or certificates of Ding Neng Bio-tech and/or voiding the VIE Agreements.

Any of these actions could adversely affect Ding Neng Holdings’ ability to manage, operate and gain the financial benefits of Ding Neng Bio-tech, which represents its sole operations, which would have a material adverse impact on its business, financial condition and results of operations.

Ding Neng Holdings’ ability to manage and operate Ding Neng Bio-tech under the VIE Agreements may not be as effective as direct ownership.

Ding Neng Holdings’ plans for future growth are based substantially on growing the operations of Ding Neng Bio-tech.  However, the VIE Agreements may not be as effective in providing Ding Neng Holdings with control over Ding Neng Bio-tech as direct ownership.  Under the current VIE arrangements, as a legal matter, if Ding Neng Bio-tech fails to perform its obligations, Ding Neng Holdings may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which it cannot be sure would be effective.  Therefore, if Ding Neng Holdings is unable to effectively control Ding Neng Bio-tech, it may have an adverse effect on its ability to achieve its business objectives and grow its revenues.

Risks Related to Doing Business in the PRC

The Chinese government exerts substantial influence over the manner in which Ding Neng Bio-tech must conduct its business activities.

Ding Neng Bio-tech is dependent on its relationship with the local government in Fujian province where it operates.  The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Ding Neng Bio-tech’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters.  The central or local governments of the PRC may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on Ding Neng Bio-tech’s part to ensure compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy, or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require Ding Neng Holdings to divest itself of any interest it then holds in Chinese properties.

Future inflation in China may inhibit Ding Neng Bio-tech’s ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  Rapid economic growth can lead to growth in the money supply and rising inflation.  If prices for Ding Neng Bio-tech’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.  These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action which could inhibit economic activity in China, and thereby harm the market for biodiesel products.

Ding Neng Bio-tech’s operations and assets in China are subject to significant political and economic uncertainties and Ding Neng Holdings may lose all of its assets and operations if the Chinese government alters its policies to further restrict foreign participation in business operating in the PRC.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on Ding Neng Bio-tech’s business, results of operations and financial condition.  Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization.  There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.  Ding Neng Holdings may lose all of its assets and operations if the Chinese government alters its policies to further restrict foreign participation in business operating in the PRC.

Ding Neng Holdings derives all of its sales in China and a slowdown or other adverse development in the PRC economy may materially and adversely affect Ding Neng Bio-tech’s customers, demand for its products and its business.

All of Ding Neng Bio-tech’s sales are generated in China and it anticipates that sales of its biodiesel fuel in China will continue to represent all of its total sales in the near future.  Although the PRC economy has grown significantly in recent years, no assurances can be given that such growth will continue.  The industry in which Ding Neng Bio-tech is involved in the PRC is relatively new and growing, but Ding Neng Bio-tech does not know how sensitive it is to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for biodiesel products.  In addition, the Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in reduced demand for biodiesel products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for biodiesel products and materially and adversely affect the business, results of operations and future operating prospects of Ding Neng Bio-tech.

Currency fluctuations and restrictions on currency exchange may adversely affect Ding Neng Bio-tech’s business, including limiting the ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing Ding Neng Holdings’ financial results in U.S. dollar terms.

Ding Neng Holdings’ reporting currency is the U.S. dollar and Ding Neng Bio-tech’s operations in China use its local currency as its functional currency.  Substantially all of Ding Neng Holdings’ revenues and expenses are in the Chinese currency, the Renminbi, or RMB.  Ding Neng Holdings is subject to the effects of exchange rate fluctuations with respect to both of these currencies.  For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market.  Since 1994, the official exchange rate for the conversion of the Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar.  In July 2005, the Chinese government changed its policy of pegging the value of the Renminbi to the U.S. dollar.  Under this policy, which was halted in 2008 due to the worldwide financial crisis, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies.  In June 2010, the Chinese government announced its intention to again allow the Renminbi to fluctuate within the 2005 parameters.  It is possible that the Chinese government could adopt an even more flexible currency policy, which could result in more significant fluctuation of Renminbi against the U.S. dollar, or it could adopt a more restrictive policy.  Thus, no assurance can be given that the Renminbi will remain stable against the U.S. dollar or any other foreign currency.

Ding Neng Holdings’ financial statements are translated into U.S. dollars at the average exchange rates in each applicable period.  To the extent the U.S. dollar strengthens against the RMB, the translation of RMB-denominated transactions will result in reduced revenue, operating expenses and net income. Similarly, to the extent the U.S. dollar weakens against the RMB, the translation of RMB-denominated transactions will result in increased revenue, operating expenses and net income.  Ding Neng Holdings is also exposed to foreign exchange rate fluctuations as it converts the financial statements of its foreign consolidated subsidiaries into U.S. dollars in consolidation.  If there is a change in RMB exchange rates, such conversion into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income.  Ding Neng Holdings has not entered into agreements or purchased instruments to hedge its exchange rate risks, although it may do so in the future.  The availability and effectiveness of any hedging transaction may be limited and Ding Neng Holdings may not be able to effectively hedge its exchange rate risks.

The State Administration of Foreign Exchange (“SAFE”) restrictions on currency exchange may limit Ding Neng Holdings’ ability to receive and use its funds effectively and to pay dividends.

All of Ding Neng Holdings’ sales revenue and expenses are denominated in RMB.  Under PRC law, the Renminbi is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.  Currently, Ding Neng Bio-tech may purchase foreign currencies for settlement of current account transactions, including distributions in the form of consulting fees and payments of dividends to Ding Neng Holdings, without the approval of SAFE, by complying with certain procedural requirements.  However, the relevant PRC government authorities may limit or eliminate Ding Neng Bio-tech’s ability to purchase foreign currencies in the future.

All of Ding Neng Holdings’ income is derived from the consulting fees it receives from Ding Neng Bio-tech through the VIE Agreements.  SAFE restrictions may delay the payment of dividends, since Ding Neng Bio-tech has to comply with certain procedural requirements and it may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the distribution of consulting fees or payment of dividends.

Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE.  In particular, if Ding Neng Bio-tech borrows foreign currency through loans from Ding Neng Holdings or other foreign lenders, these loans must be registered with SAFE, and if Ding Neng Bio-tech is financed by means of additional capital contributions, these capital contributions must be approved by certain PRC government authorities, including the PRC Ministry of Commerce, or their respective local counterparts.  These limitations could affect Ding Neng Bio-tech’s ability to conduct foreign exchange through debt or equity financing.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions.  If the foreign exchange control system prevents Ding Neng Bio-tech from obtaining foreign currency, it may be unable to pay dividends or meet obligations that may be incurred in the future that require payment in foreign currency.

 SAFE restrictions on the use of offshore holding companies in mergers and acquisitions in China may create regulatory uncertainties that could restrict or limit Ding Neng Bio-tech’s ability to operate.

In November 2005, SAFE issued a public notice, known as Circular 75, concerning foreign exchange registrations that are required in order to use offshore holding companies in mergers and acquisitions in China.  The public notice provides that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to registration with the relevant foreign exchange authorities.  The public notice also suggested that registration with the relevant foreign exchange authorities is required for any sale or transfer by PRC residents of shares in an offshore holding company that owns an onshore company.  PRC residents must each submit a registration form to the local SAFE branch with respect to their ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations.

Additionally, in accordance with The Provisions on the Takeover of Domestic Enterprises by Foreign Investors (No. 10 [2006]) issued by six ministries and commissions of the PRC State Council, where a domestic company, enterprise or individual intends to take over its domestic affiliated company in the name of a company which it lawfully established or controls, it shall be subject to the examination and approval of the Ministry of Commerce. The parties concerned shall not avoid the aforesaid requirements by making investments within China through the foreign-funded enterprise, or by other means.

Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by, among other things,: (i) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (ii) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity and (iii) covering the use of existing offshore entities for offshore financings.  The PRC regulatory authorities may take the view that Ding Neng Holdings’ acquisition of indirect ownership and controlling interest in Ding Neng Bio-tech through the VIE Agreements shall be subject to SAFE approval and registration. Any adverse action taken by PRC regulatory authorities could significantly and negatively impact Ding Neng Bio-tech’s operations.

Based on our understanding, such provisions do not apply to the contractual arrangement between Fuhua and Ding Neng Bio-Tech. However, a PRC government authority may make further amendments or revisions to such rules which may require approval for such arrangements in the future.

Because all of Ding Neng Holdings’ assets are located outside of the United States and some of its directors, including its Chairman, and the majority of its officers reside outside of the United States, it may be difficult for you to enforce your rights against Ding Neng Holdings based on United States federal securities laws or against these persons in the United States or to enforce judgments of United States courts against Ding Neng Holdings or the officers or directors of Ding Neng Holdings in the PRC.

The Chairman of the Board of Directors and principal executive officer of Ding Neng Holdings, Mr. Nie, resides in China.  In addition, another of its directors and a majority of its officers are also located in China.  Furthermore, the operating subsidiary, Ding Neng Bio-tech, is located in the PRC and all of its assets are located outside of the United States.  China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts.  It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against Ding Neng Holdings in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the PRC courts.  Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against Ding Neng Holdings or its officers and directors of criminal penalties, under the United States federal securities laws or otherwise.

Ding Neng Holdings may have limited legal recourse under PRC laws if disputes arise under contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and Ding Neng Holdings’ ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights Ding Neng Bio-tech may have to specific performance, or to seek an injunction under PRC laws, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, Ding Neng Bio-tech may be unable to prevent these situations from occurring.  The occurrence of any such events could have a material adverse effect on Ding Neng Holdings’ business, financial condition and results of operations.  Although legislation in China has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to Ding Neng Bio-tech and foreign investors.  The inability to enforce or obtain a remedy under any of Ding Neng Bio-tech’s future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on Ding Neng Holdings’ results of operations and future business prospects.

If Ding Neng Holdings makes equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE.  Ding Neng Bio-tech may also face regulatory uncertainties that could restrict its ability to adopt equity compensation plans for its directors and employees and other parties under PRC laws.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also know as “Circular 78.”  It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.

Ding Neng Holdings may adopt an equity incentive plan and make numerous stock option grants under the plan to its officers, directors and employees, some of whom are PRC citizens and may be required to register with SAFE.  If it is determined that any of Ding Neng Holdings’ equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject it and participants of its equity incentive plan who are PRC citizens to fines and legal sanctions and prevent Ding Neng Holdings from being able to grant equity compensation to PRC employees. In that case, Ding Neng Holdings’ ability to compensate its and Ding Neng Bio-tech’s employees, officers and directors through equity compensation would be hindered and business operations may be adversely affected.

Due to various restrictions under PRC laws on the distribution of dividends by PRC operating subsidiaries and VIE affiliates, Ding Neng Holdings may not be able to pay dividends to its stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended, and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises, such as Fuhua, may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, Fuhua is required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds.  These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes.

Furthermore, if the consolidated subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict Ding Neng Holdings’ ability to pay dividends or make other payments. If Ding Neng Holdings or its consolidated subsidiaries and VIE affiliate are unable to receive all of the revenues from operations due to these contractual or dividend arrangements, Ding Neng Holdings may be unable to pay dividends.

 Ding Neng Holdings may have difficulty establishing adequate management, governance, legal and financial controls in the PRC.

The PRC historically has been deficient in western style management, governance and financial reporting concepts and practices, as well as in modern banking, and other control systems.  Ding Neng Holdings’ current management has little experience with western style management, governance and financial reporting concepts and practices, and it may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, and especially given that Ding Neng Holdings expects to be a publicly listed company in the U.S. and subject to regulation as such, it may experience difficulty in establishing management, governance legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.  Ding Neng Holdings may have difficulty establishing adequate management, governance, legal and financial controls in the PRC.  Therefore, it may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable laws, rules and regulations.  This may result in significant deficiencies or material weaknesses in its internal controls which could impact the reliability of its financial statements and prevent it from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on Ding Neng Holdings’ business and the public announcement of such deficiencies could adversely impact its stock price.

Risks Related to Our Common Stock

Trading in our Common Stock over the last 12 months has been non-existent, so investors may not be able to sell as many of their shares as they want at prevailing prices.

Shares of our Common Stock are quoted on the Pink Sheets under the symbol “CHIO.PK”.  If limited trading in the Common Stock continues, it may be difficult for investors to sell such shares in the public market at any given time at prevailing prices.  Also, the sale of a large block of Common Stock could depress the market price of the Common Stock to a greater degree than a company that has a higher volume of trading of its securities.

An active and visible trading market for our Common Stock may not develop.

We cannot predict whether an active market for our Common Stock will develop in the future.  In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;

•	Market visibility for our Common Stock may be limited; and

•	A lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ or the NYSE AMEX.  The trading price of the Common Stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors.  These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our Common Stock.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between RMB and the U.S. dollar;

•	intellectual property or other litigation; and

•	general economic or political conditions in China.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our stock.

Our controlling stockholders may exercise significant influence over us.

Our controlling stockholders, Mr. Xinfeng Nie and Mr. Sanfu Huang, together own approximately 37.28% of our outstanding Common Stock as of the closing of the Acquisition.  Mr. Nie (currently our Chairman and a holder of 22.58% of our Common Stock) and Mr. Huang (currently our CEO and a director and a holder of 14.70% of our Common Stock), both individually and collectively, have substantial influences in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions.  Mr. Nie and Mr. Huang also have the power to prevent or cause a change in control.  In addition, without the consent of Mr. Nie and Mr. Huang, we could be prevented from entering into transactions that could be beneficial to us.

Compliance with changing regulation of corporate governance and public disclosure, and our management’s inexperience with such regulations will result in additional expenses and creates a risk of non-compliance.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting.  Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.  In addition, our management located in the PRC has little experience with compliance with U.S. laws (including securities laws).  This inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws.  The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of its internal controls over financial reporting.  In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting.   Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.  Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.  Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud.  As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.  Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of Common Stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their Common Stock at or above the price they paid for them.

Item 2.  Financial Information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Ding Neng Holdings prepared the following discussion and analysis to help you better understand its financial condition, changes in its financial condition, and results of operations for the fiscal years ended December 31, 2009 and 2008, and the nine month periods ended September 30, 2010 and 2009.  This discussion should be read in conjunction with the financial statements and related notes for Ding Neng Holdings for the fiscal years ended December 31, 2009 and 2008 and the unaudited financial statements and related notes for the nine month periods ended September 30, 2010 and 2009.

Cautionary Statements Regarding Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

● discuss future expectations;
● contain projections of future results of operations or of financial condition; and
● state other "forward-looking" information.

Ding Neng Holdings believes it is important to communicate its expectations. However, it undertakes no duty to update any forward-looking statements contained herein, even though its situation may materially change in the future. There may be events in the future that Ding Neng Holdings is not able to accurately predict or over which it has no control.  Ding Neng Holdings’ actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, many of which are beyond its control.

Business Overview

Ding Neng Bio-tech, the sole operating entity of Ding Neng Holdings, is in the business of the production, refinement and distribution of bio-diesel fuel produced from animal oil, plant oil and other various sources, and generates revenue from the sale of biodiesel and crude biodiesel products.  Ding Neng Bio-tech’s production capacity doubled in 2009 comparable to 2008, which resulted in an increase in revenues and profits.  Ding Neng Bio-tech seeks to expand its production capabilities in 2011 in an attempt to further increase its revenues and profits.

Ding Neng Bio-tech’s operating results are largely driven by the price at which it can sell its biodiesel, the cost of feedstock and its other operating costs.  Revenues are generally impacted by such factors as the available supply and demand for biodiesel, the price and availability of the raw materials required to produce biodiesel, the price of diesel fuel (with which biodiesel prices often correlate), general economic conditions, weather, the competitive nature of the industry, the extensive environmental laws that regulate the industry, new legislation at the national, province or local level and changes in national biodiesel tax incentives.

The primary components of cost of goods used in the production of biodiesel are feedstock (primarily animal fats and plant oil) and other raw materials (methanol and other chemicals), freight, energy (coal, water and electricity), and labor and depreciation on processing equipment. The cost of feedstock is the largest single component of the cost of biodiesel production, typically accounting for approximately 88% of the overall cost of producing biodiesel. Changes in the price or supply of feedstock are subject to and determined by market forces and other factors over which Ding Neng Bio-tech has no control, including government policies. Although Ding Neng Bio-tech takes some action to pass price fluctuations on to suppliers, it still experiences a large variation in the cost of feedstock.

Ding Neng Holdings expects to fund the operations of Ding Neng Bio-tech during the next twelve months using cash flows from continuing operations and financing from the capital markets.  Management is directing its efforts toward increasing production and operating efficiencies, while maintaining or decreasing operating costs. For the fiscal year 2009, Ding Neng Bio-tech increased its production output rate from approximately 85% in 2008 to approximately 90%.  Ding Neng Bio-tech seeks to reduce feedstock costs by continuing to produce biodiesel from less-costly feedstocks, such as animal fat and cooked oil.

Since inception, Ding Neng Bio-tech has produced biodiesel on an as-ordered basis.  This helps to insure that production does not significantly exceed orders on hand and keeps inventory and warehousing costs down.

Although Ding Neng Bio-tech has historically experienced lower demand before and during the Chinese Spring Festival month (normally in January or February), there is no other seasonal demand fluctuation throughout the year.

Organization and Basis of Presentation

The consolidated financial statements consist of the financial statements of Ding Neng Holdings, DBT, Fuhua and Ding Neng Bio-tech.  Ding Neng Holdings’ sole source of income and operations is through its indirect, contractual (variable interest entity) relationship with Ding Neng Bio-tech.

Critical Accounting Policies

The accompanying consolidated financial statements have been prepared by Ding Neng Holdings in accordance with accounting principles generally accepted in the United States of America.  The consolidated financial statements include the accounts of Ding Neng Holdings and its subsidiaries and variable interest entity.  All significant inter-company balances and transactions have been eliminated in consolidation including those of its variable interest entity.

The Acquisition is accounted for as a common control transaction and a recapitalization of the subsidiaries with retroactive effect in the accompanying financial statements. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Future results could be materially affected if actual results were to differ from these estimates and assumptions.

 Revenue Recognition Policies

Ding Neng Holdings recognizes revenue net of value added tax (VAT) when persuasive evidence of an arrangement exists, delivery of the goods has occurred, customer acceptance has been obtained (which means the significant risks and ownership have been transferred to the customer), the price is fixed or determinable and collectability is reasonably assured. No return allowance is made as products returns are insignificant based on historical experience. Costs of distributing products to Ding Neng Bio-tech’s customers are included in selling expenses.

Results of Operations

TWELVE MONTHS ENDED DECEMBER 31, 2009 COMPARED WITH TWELVE MONTHS ENDED DECEMBER 31, 2008

Revenue

Ding Neng Holdings’ total revenue increased by $6,251,066, or approximately 69%, from $9,038,313 in the twelve months ended December 31, 2008 to $15,289,379 in the twelve months ended December 31, 2009. This increase was primarily attributable to significant increased sales volume of biodiesel.  Revenue in 2008 was entirely attributable to sales of biodiesel, while in 2009 biodiesel revenue increased by $4,949,646 to $13,987,959.  Another production, called crude (or unrectified) biodiesel, produced revenue of $1,301,420, representing approximately 9% of total revenue in the twelve months ended December 31, 2009.

Cost of Revenue

Overall cost of revenue increased by $4,909,507, or approximately 66%, from $7,389,447 in the twelve months ending December 31, 2008, to $12,298,954 for the twelve months ending December 31, 2009. This increase was primarily caused by the increase in production volume and increased transportation costs due to the increase in sales.  Total biodiesel production cost increased by $3,904,611, or approximately 53%, from $7,389,447 in 2008 to $11,294,058 in 2009. The freight-in cost increased to $410,699 in 2009, comparable to $62,077 in 2008. This is due to the increase in revenue.

The difference between revenue increase percentage and overall cost increase percentage is approximately 3%. This is attributable to improved production techniques and a stable purchase price for Ding Neng Bio-tech’s products.  Techniques and systems improvements contributed to the increased production efficiency.

Selling Expenses

Selling expenses increased by $146,182, or approximately 140%, to $250,426 for the twelve months ended December 31, 2009, compared to $104,244 for the same period in 2008.  Below is a description of Ding Neng Holdings’ selling expenses.

Description	2009	2008
Business taxes	$5,905	$3,103
Freight – Outbound	$197,347	$87,074
Salaries - sales	$20,254	$11,120
Port storage fee	$26,920	$2,947
Subtotal	$250,426	$104,244

In conjunction with the increase in sales revenue, both outbound freight and port storage costs increased significantly as well.  Ding Neng Bio-tech has only 3 employees in sales, consistent with its strategy to seek large, long-term customers rather than trying to develop a large number of small customers.  Much of its time and resources is spent on research and development to improve production quality.

  Research and Development Expenses

Ding Neng Holdings’ research and development expenses increased by $333,014, or approximately 149%, to $556,071 for the twelve months ended December 31, 2009 from $223,057 for the twelve months ended December 31, 2008. Production capacity was 10,000 tons in 2008 and increased to 20,000 tons in 2009 without doubling production facilities or equipment purchases. The major contribution to increased production came from system redesign and technology improvements, which required additional equipment, raw materials and technical support personnel. Certain technical personnel come from outside institutions or consulting companies, while others are employees from Ding Neng Bio-tech’s research and investigation department.  Ding Neng Holdings expects expenditures on research and development to increase year by year in the future.

General and Administrative Expenses

General and administrative expenses increased by $83,044, or approximately 81%, to $185,394 for the twelve months ended December 31, 2009, from $102,350 for the twelve months ended December 31, 2008.  This represented only 1% of total revenue in both 2008 and 2009.  A majority of the general and administrative expenses were employee wages and benefits.

Wage and benefits expenses increased by $52,042, or approximately 70%, to $126,019 in the twelve months ended December 31, 2009 from $73,977 in the twelve months ended December 31, 2008.

Interest Expense

Interest income increased $1,621, or approximately 148%, to $2,721 for the twelve months ended December 31, 2009 from $1,100 for the twelve months ended December 31, 2008. This was due to increased cash on hand and increased interest rates.

Net Income

Net income increased by $836,618, or approximately 69%, to $2,056,593 for the twelve months ended December 31, 2009 from $1,219,975 for the twelve months ended December 31, 2008. The increase is primarily due to the increased sales in 2009, as discussed above.

Liquidity and Capital Resources

Net cash provided by operating activities was $1,385,966 for the twelve months ended December 31, 2009, compared to net cash outflow of $1,054,563 for the twelve months ended December 31, 2008.

Net cash used in investing activities was $1,248,921 for the twelve month period ended December 31, 2009, representing a prepayment of $1,220,690 for a long-term capital investment and a $28,231 purchase of property and equipment, compared to $0 for the twelve months ended December 31, 2008.  In 2009, Ding Neng Bio-tech entered into a purchase contract with TianTai County Manyuanchun Agricultural Development Co., Ltd (“TianTai”), which is located in Zhejiang province.  Tiantai is owned, in part, by Mr. Sanfu Huang, Ding Neng Holdings’ CEO and a director.  See “Certain Relationships and Related Party Transactions”.  In 2010, Ding Neng Holdings spent $2,932,200 to acquire 165 acres of forest land use rights and forest where there are more than 50,000 6-8 year old Sapindus “mother trees”. Sapindus is a natural raw material for producing detergent, and the core of Sapindus is good raw material for producing biodiesel.  In parallel with Ding Neng Bio-tech’s anticipated production capacity increase, it will need to purchase more raw oil to support the increase in output.  Ding Neng Bio-tech believes the trees owned by TianTai provide the best Sapindus seeds, and they are expected to be used as the foundation for our intended expansion to a 165,000 acre Sapindus forest, which, if successful, Ding Neng Bio-tech expects will provide approximately one-third of its total raw materials demand beginning in 2013.  As of September 30, 2010 and December 31, 2009, Ding Neng Bio-tech made prepayments of $2,256,783 and $1,220,690, respectively, towards the total purchase price to TianTai.

Net cash used in financing activities was $130,702 for the twelve months ended December 31, 2009. Net cash provided by financing activities was $1,033,983 for the twelve months ended December 31, 2008. Shareholders increased capital contributions by $590,069 in 2008. By the end of 2009, Ding Neng Holdings did not have any loans due to or borrowings from, third parties, but did incur related party debt for working capital purposes.  Net borrowings from related parties were $443,914 for fiscal year 2008 and net repayment to related parties was $130,702 for fiscal year 2009.

Working Capital

As of December 31, 2009, Ding Neng Holdings had $85,248 of cash and cash equivalents and had $77,487 as of December 31, 2008.  As of December 31, 2009, Ding Neng Holdings had $1,626,414 of accounts receivables from five customers, which was $1,181,654 from four customers as of December 31, 2008.

As of December 31, 2009, Ding Neng Holdings had $721,042 of inventory on hand, which was $398,040 as of December 31, 2008.  Because Ding Neng Bio-tech’s production is based on orders on hand, its inventory liquidity was in good condition, and no value reduction was estimated for the short-term inventory reserve.

As of December 31, 2009, Ding Neng Holdings had $203,842 prepayments for various research and development expenses.  Ding Neng Holdings had $131,186 of prepaid expenses outstanding as of December 31, 2008.

As of December 31, 2009, Ding Neng Holdings had current assets of $2,636,546 and current liabilities of $2,909,065, which resulted in negative working capital of ($272,519) compared to negative working capital of ($1,359,970) as of December 31, 2008.

NINE MONTHS ENDED SEPTEMBER 30, 2010 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 2009

Revenue

Ding Neng Holdings’ total revenue increased by $12,955,455 or approximately 113%, from $11,488,352 in the nine months ended September 30, 2009 to $24,443,807 in the nine months ended September 30, 2010. This increase was primarily attributable to significant increased sales of biodiesel.  Revenue from biodiesel sales in the nine months ended September 30, 2010 increased by $9,181,119 to $19,773,599, compared to $10,592,480 in the nine months ended September 30, 2009.  Biodiesel production contributed 81% of total revenue in the nine months ended September 30, 2010, and 92% for the nine months ended September 30, 2009.  Crude biodiesel revenue was $2,098,095, or approximately 9% of total revenue in the nine months ended September 30, 2010.  The revenue from crude biodiesel in the nine months ended September 30, 2009 was $895,872, approximately 8% of total revenue. Ding Neng Bio-tech also introduced a new product called acidified oil in January, 2010. In the nine months ended September 30, 2010, revenue from acidified oil was $2,570,860, or approximately 10% of total revenue through such date.

Cost of Revenue

Ding Neng Holdings’ overall cost of revenue increased by $7,174,102, or approximately 78%,from $9,151,977 in the nine months ending September 30, 2009 to $16,326,079 in the nine months ending September 30, 2010. This increase was primarily due to increased costs from the significant increase in sales.  Total biodiesel production cost increased by $4,537,339, or approximately 56%, from $8,168,234 in the nine months ending September 30, 2009 to $12,705,573 in the nine months ending September 30, 2010. Although a significant increase in purchases occurred, Ding Neng Holdings was able to benefit from economies of scale in transportation, allowing freight-in cost to remain stable.  The cost of crude biodiesel revenue was $1,471,722 in the nine months ending September 30, 2010, compared to $663,591 in the nine months ending September 30, 2009. The cost of acidified oil revenue was $1,849,581 for the nine months ending September 30, 2010.

The difference between revenue increase percentage and overall cost increase percentage is approximately 35%. This improvement was due to following:

  (1) For the nine months ended September 30, 2009, sales volume was 14,572 tons and the average sales price was $727/ton. In nine months ended September 30, 2010, sales volume was 26,272 tons, and the average sales price was $753/ton.  The increase in sales volume was 80% and the decrease in sales price was approximately 3.5%.

(2) For cost of revenue, the average cost for the nine months ended September 30, 2009 was $561/ton. The average cost for same period of 2010 was $484/ton.  The increase in sales volume was 80% and the decrease in average cost of revenue per ton was 13.7%.

Ding Neng Holdings concluded that cost efficiency was the main factor attributable to its improved production output. Other factors include new techniques and updated processing systems.

Selling Expenses

Ding Neng Holdings’ selling expenses increased by $55,704, or approximately 35%, to $214,376 for the nine months ended September 30, 2010, compared to $158,672 for the nine months ended September 30, 2009.

Below is the description of detailed selling expenses:

Description	Nine Months Ended September 30, 2010	Nine Months Ended September 20, 2009
Business taxes	$17,100	$4,421
Freight – outbound	$173,197	$134,267
Salaries – sales	$20,628	$14,390
Miscellaneous other fees	$3,451	$5,594
Subtotal	$214,376	$158,672

Corresponding with the increase in sales, outbound freight costs increased significantly.

Research and Development Expenses

Ding Neng Holdings’ research and development expenses increased by $261,717, or approximately 73%, to $618,814 for the nine months ended September 30, 2010, from $357,097 for the nine months ended September 30, 2009. Ding Neng Bio-tech’s production capacity limit was 20,000 tons in 2009 and 40,000 tons by the end of 2010.  Ding Neng Bio-tech has increased production capacity in recent years without a commensurate increase in production facilities and equipment expenditures. The major contribution to increased production came from system redesign and technology improvements, which required some additional equipment, raw materials and technical support personnel. Certain technical personnel come from outside institutions or consulting companies, while others are employees from Ding Neng Bio-tech’s research and investigation department.  Ding Neng Holdings expects expenditures on research and development to increase in the future.

General and Administrative Expenses

Ding Neng Holdings’ total general and administrative expenses increased by $353,364, or approximately 305%, to $469,066 in the nine months ended September 30, 2010 from $115,702 in the nine months ended September 30, 2009.  This represented only 1% to 2% of total revenues in both periods. The main components of the general and administrative expense increase were employee wages and benefits, as well as certain non-capitalized research and development related expenses.

Ding Neng Holdings saw wages and benefits expenses increase by $83,747, or approximately 91%, to $176,157 in the nine months ended September 30, 2010 from $92,410 in the nine months ended September 30, 2009.

Net Income

Net income increased by $4,433,171, or approximately 252%, to $6,195,079 for the nine months ended September 30, 2010, from net income of $1,761,908 for the nine months ended September 30, 2009. The increase is primarily due to the increase in sales as discussed herein.

Ding Neng Holdings has incurred income taxes since January 1, 2010, despite having a waiver of income tax obligations in 2008 and 2009 (due to net losses in 2006 and 2007), and has received a 50% reduction of its income tax obligations in 2010, 2011 and 2012.  For the nine months ended September 30, 2010, Ding Neng Holdings incurred $885,011 in income tax expenses.

Liquidity and Capital Resources

Net cash provided from operating activities was $5,935,394 for the nine months ended September 30, 2010, compared to net cash provided from operating activities of $2,224,283 for the nine months ended September 30, 2009.  Net cash used in investing activities was $1,403,491 for the nine month period ended September 30, 2010, compared with $0 for the nine months ended September 30, 2009.

As of September 30, 2010 and December 31, 2009, Ding Neng Holdings has made $2,323,494 and $1,220,690 respectively, in prepayments towards the total purchase price pursuant to the agreement with TianTai disclosed above.

Net cash used in financing activities was $2,018,656 and $325,667 for the nine months ended September 30, 2010 and 2009, respectively. Net cash used in financing activities for the nine months ended September 30, 2010 represented net cash repayments to related parties and former shareholders, and net cash receipts from bank borrowing and related party borrowing. Net cash used in financing activities for the nine months ended September 30, 2009 represented net cash repayments to the related parties.

Working Capital

As of September 30, 2010, Ding Neng Holdings had $2,683,673 of cash and cash equivalents, compared to $85,248 at December 31, 2009.  As of September 30, 2010, Ding Neng Holdings had $12,615,245 in accounts receivables, compared to $1,626,414 as of December 31, 2009.

As of September 30, 2010, Ding Neng Holdings had $895,064 of inventory on hand, compared to $721,042 as of December 31, 2009.  Because Ding Neng Bio-tech’s production is based on orders on hand, its inventory liquidity was in good condition and no value reduction was estimated for the short-term inventory reserve.

As of September 30, 2010, Ding Neng Holdings had $1,244,324 of prepaid expenses, compared to $203,842 of prepaid expenses as of December 31, 2009.  As of September 30, 2010, Ding Neng Holdings had current assets of $7,438,306 and current liabilities of $2,672,701, which resulted in working capital of $4,765,605, compared to a working capital deficit of $(272,519) as of December 31, 2009.

Item 3.  Properties.

Our corporate headquarters is located at Pudong Building, 2nd Floor, Jiulong Avenue, Longwen District, Zhangzhou City, Fujian Province 363000, China. The office space consists of 500 rentable square meters. We occupy this office under two separate leases that commenced November 1, 2009 and July 21, 2010 and ends on October 30, 2011 and July 29, 2011, respectively. The base rent for a portion of the office space  in the size of 260 square meters is RMB 19,500 /per quarter, and the base rent for the other portion of the office space in the size of 240 square meters is RMB 20,160 /per quarter.

Our manufacturing facility is located on a parcel of land with an area of approximately 37,868 square meters in Shange Town, Pinghe County, Zhangzhou City, Fujian Province.  As of January 2011, the plant is fully operational and has a production capacity of 40,000 tons of biodiesel per year. We own certain rights with respect to the land based on a Land Use Agreement between Mr. Nie, our Chairman, and the local government of Shange Town regarding the purchase of the land from the State for the construction of the manufacturing facility.

For more details please refer to the section titled “Risks Related to Ding Neng’s General Business” included in Item 1A Risk Factors above.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information known to us with respect to the beneficial ownership of Common Stock immediately after the consummation of the Acquisition by each person who beneficially owns more than 5% of the Common Stock and each post-acquisition officer and director, and all post-acquisition officers and directors as a group.

Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent

Xinfeng Nie	6,492,038	22.58%
Sanfu Huang	4,225,905	14.70%
Jingmei Weng	*	-
Zhibin Jin	*	-
Jianjun Xu	*	-
Mingyong Hu	*	-
Fulun Su	*	-
Bin Zhao	*	-
All directors and officers as a group (8 persons)	10,717,943	37.28%

5% Shareholders
Zewen Holding Co., Ltd.	2,679,098	9.32%
Wealth Index Capital Group LLC (2)	1,474,875	5.13%

*	Less than 1% of the issued and outstanding shares of Common Stock of the post-Acquisition entity.

(1)
Unless otherwise indicated, the address for each stockholder listed in the above table is c/o Ding Neng Holdings Ltd., P.O. Box 957, Offshore, Incorporations Center, Road Town, Tortola, British Virgin Islands.

(2)	Principal business address is Naaman’s Building, Suite 206, 3501 Silverside Road, Wilmington, Delaware.

Change in Control

Reference is made to Item 5.01 for a description of the change in control of the Registrant as a result of the transactions disclosed herein.

Item 5. Directors and Executive Officers.

The Board and executive officers of the Company are as follows:

Directors and Executive Officers	Age	Position / Title
Xinfeng Nie	39	Chairman of the Board
Sanfu Huang	53	Chief Executive Officer and Director
Jingmei Weng	34	Chief Financial Officer and Director
Zhibin Jin	29	Secretary
Jianjun Xu	36	Director
Mingyong Hu	32	Director
Fulun Su	62	Director
Bin Zhao	45	Director

 Mr. Xinfeng Nie is the co-founder of Ding Neng Bio-tech and has served as its Chairman since its inception in 2006.  Mr. Nie served as a manager of Foiujian Baijia Hongyi Oil Refinery Factory from 2003 to 2005. Mr. Nie obtained his Bachelors Degree in Oil Engineering from the Zhengzhou Institute of Technology in Henan province in 1996. Mr. Nie was chosen to be a member of the board based on his substantial experience in the oil and biodiesel industry.  Mr. Nie still leads Ding Neng Bio-tech’s technology research and development team to improve its production and volume capacity.

Mr. Sanfu Huang joined Ding Neng Bio-tech in November 2009 and serves as the Chief Executive Officer and Director.  Mr. Huang has been the Chairman of Jiangsu Yancheng Sanfu Daily Makeup Production Ltd since 2002 and the Chairman of Jianhu Qinglong Forest Development Co., Ltd since 2009.  Mr. Huang obtained his Bachelors Degree in Chemistry from TaiWan Culture University in 1976. He has been the General Secretary of the China-Taiwan Agriculture Exchange Committee since 1998.  Mr. Huang was chosen to be a member of the board based on his experience researching and developing the economic and medical value of Sapindus for more than 10 years and is considered an expert in Sapindus’ growth and utilization.

Ms. Jingmei Weng joined Ding Neng Holdings in January 2010 as the Chief Financial Officer and a director of Ding Neng Bio-tech.  Ms. Weng was the chief financial officer and executive director of Tsingda Century Education Investment Consulting Ltd from August 2007 to June 2009.  From April 2006 to August 2007, she was the senior associate in Systems and Processes Audit Department of PricewaterhouseCoopers Consulting Ltd in Beijing.  Ms. Weng obtained her Bachelors Degree in Foreign Accounting from the Central University of Finance and Economics in 1998.  She received a Masters Degree in International Banking from Loughborough University in United Kingdom in 2004. Ms. Weng was chosen to be a member of the board based on her deep understanding and cross-industry practice with both PRC and U.S. GAAP.  She is also experienced with Sarbanes-Oxley compliance and audit and internal risk management.

Mr. Zhibin Jin joined Ding Neng Bio-tech in October 2010 serving as its Corporate Secretary.  From July 2009 through September 2010, Mr. Jin helped manage his family’s real estate investments in China and the U.S.  From October 2007 to June 2009, he was a financial manager at Wan Xiang De Nong Seed Ltd., where he was responsible for compiling consolidated financial statements and monitoring financial reporting systems.  From October 2004 through October 2007, Mr. Jin was an audit project manager at Jonten Certified Public Accountants.  Mr. Jin graduated from the Institute of Disaster Prevention with a degree in Accounting in 2001.

Mr. Bin Zhao was appointed as director of Ding Neng Holdings in November, 2010. Mr. Zhao has been a partner and the deputy chief accountant and deputy general manager of Daxin Certified Public Accountants LLP in China since 2002.  He has served as an independent director for Anhui Tianda Oil Pipe Company Limited (HKEX: 00839) since July 2006.  Mr. Zhao obtained his Ph.D from the University of Mining & Technology of China in 2006. As a Chinese Certified Public Accountant and a Chinese Certified Public Evaluator, he has extensive experience with financial audits, financial management, risk management and internal control processes.  Mr. Zhao has substantial experience and understanding of PRC GAAP and IAS practices. Being a partner of an accounting firm and a non-executive director of a Hong Kong listed company for more than 4 years, Mr. Zhao was chosen to be a member of the board due to his understanding of PRC GAAP and IAS practice.

Mr. Fulun Su was appointed as director of Ding Neng Holdings in November, 2010. Mr. Su has served as President of Fujian Quanzhou Business Association, Chairman of Shanxi HongYuan Real Esate Development Ltd and Chairman of ZHR Capital Ltd. since 1992.  Mr. Su was chosen to be a member of the board based on his wealth of experience in business management and corporate governance.  As a well-known president of various business associations, Mr. Su has devoted much time and effort to supporting local economic development and to investing in and creating new companies and technologies.

Mr. Mingyong Hu was appointed as a director of Ding Neng Holdings in November, 2010. Mr. Hu has been a Chief Analyst at Wealth Index Capital Group since June 2007.  From April 2005 to June 2007, he was a senior project manager at China Consultants of Advisory and Finance Management Co., Ltd.  Mr. Hu obtained his Bachelors Degree in Accounting from Hu Nan University, in 2001. He became a China CPA Chartered Holder in 2002.  Mr.Hu has operated seven oversea listing projects for Wealth Index since 2007. He is familiar with corporate governance and internal financial risk management.  It is these experiences and qualifications upon which Mr. Hu was chosen to be a member of our board.

Mr. Jianjun Xu was appointed as a director of Ding Neng Holdings in November, 2010. Mr. Xu has been a Researcher in the China National Institute of Standardization since April 2004.  Mr. Xu obtained his Ph.D in Technical Science from Jiangnan University in Chian in 2004.  Mr. Xu is a member of Standardization Administration Committee of the National Food Quality Supervision Committee. As a project research leader, he was in charge or joined more than 30 projects related to food safety and quality standardization in recent years. Mr. Xu has taken part in the establishment of 7 national standards, and published 5 professional articles.  Based on such professional experience, Mr. Xu was chosen to be a member of the post-acquisition board.  This experience will inure to its benefit as it seeks to streamline its production processes and maintain high product quality.

Independence of Directors

Mr. Jianjun Xu, Mr. Fulun Su, Mr. Mingyong Hu and Mr. Bin Zhao are “independent directors” as defined by the NASDAQ Marketplace Rules and will meet the independence standards set forth in Rule 10A-3 of the Exchange Act.

Board Committees

The Company’s audit, compensation and nominating committees consist solely of independent directors as such term is defined in the NASDAQ Marketplace Rules, and with respect to its audit committee members, meets the independence standards set forth in Rule 10A-3 of the Exchange Act.

The Company’s audit committee consists of Mr. Bin Zhao, Mr. Fulun Su and Mr. Mingyong Hu, with Mr. Bin Zhao serving as the chairman and “financial expert”.  The nominating committee consists of Mr. Fulun Su, Mr. Mingyong Hu and Mr. Bin Zhao, with Mr. Fulun Su serving as the chairman.  The Company’s compensation committee consists of Mr. Mingyong Hu, Mr. Bin Zhao and Mr. Jianjun Xu, with Mr. Mingyong Hu serving as its chairman.

Item 6.  Executive Compensation

The following table sets forth compensation information for services rendered by Ding Neng Bio-tech’s chief executive officer during the last two (2) completed fiscal years (ended December 31, 2009 and 2008). No other officer received more than $100,000 in total compensation during those years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens-ation ($)	Total ($)
Xinfeng Nie, CEO (1)	2009	35,750	—	—	—	—	—	—	35,750
	2008	16,800							16,800
Sanfu Huang CEO (2)	2009	3,595	—	—	—	—	—	—	3,595

(1)	Resigned as CEO on October 31, 2009

(2)	Began employment on November 1, 2009

   Each of Mr. Xinfeng Nie (in his capacity as President of Ding Neng Bio-tech), Mr. Sanfu Huang (in his capacity as CEO of Ding Neng Bio-tech), Ms. Jingmei Weng (in her capacity as CFO of Ding Neng Bio-tech) and Mr. Zhibin Jin (in his capacity as Secretary of Ding Neng Bio-tech) has a written employment agreement with Ding Neng Bio-tech, each for a term of two years.  Each of Mr. Nie and Mr. Huang receives an annual salary of $180,000.  Ms. Weng receives $160,000 annually and Mr. Jin receives a salary of $100,000.  None of these officers and directors receives any other compensation or reimbursement from the Group.

Item 7.  Certain Relationships and Related Transactions, and Director Independence.

The Registrant

From January 2008 through December 2010, Mr. Zhenyu Wang, the former Chief Executive Officer and Chairman of the Board, advanced funds to the Registrant in the aggregate amount of US$709,587 (“Wang Loans”).  These advances were non-interest bearing, unsecured and had no fixed repayment terms.  On January 26, 2011, Mr. Wang forgave and cancelled the Wang Loans.
 .
Ding Neng

Reorganization Related Transactions

On January 20, 2010, Fuhua entered into a Consulting Service Agreement which entitles Fuhua to substantially all of the economic benefits of Ding Neng Bio-tech in consideration of services provided by Fuhua to Ding Neng Bio-tech. In addition, Fuhua entered into certain agreements with Xinfeng Nie, our Chairman, and Sanfu Huang, our Chief Executive Officer and Director (the “Ding Neng Bio-tech Shareholders”), including an Option Agreement allowing Fuhua to acquire the shares of Ding Neng Bio-tech as permitted by PRC laws, a Voting Rights Proxy Agreement that provides Fuhua with the voting rights of the Ding Neng Bio-tech shareholders and an Equity Pledge Agreement that pledges the shares in Ding Neng Bio-tech to Fuhua. Effective control of Ding Neng Bio-tech was transferred to Fuhua through these series of contractual arrangements without transferring legal ownership in Ding Neng Bio-tech to Fuhua (the “Reorganization”). As a result, Ding Neng Bio-tech became a variable interest entity (“VIE”) and is included in the consolidated group. This VIE structure provides Fuhua, a wholly-owned subsidiary of Ding Neng HK, with control over the operations and benefits of Ding Neng Bio-tech without having a direct equity ownership in Ding Neng Bio-tech.

Other Transactions

On November 23, 2009, Ding Neng Bio-tech entered into an agreement with TianTai, a company controlled by Mr. Sanfu Huang, our CEO and a director, to purchase 1000 mu (approximately 165 acres) of Sapindus forest and the forest land use rights for RMB 20,000,000 (approximately $2.9 million).  The forest ownership and land use right certificate is subject to the Zhejiang Provenience Forestry Administration’s approval after the completion of certain administrative processes.  As of September 30, 2010, $2,256,783 of this amount has been paid to the seller.  Ding Neng Bio-Tech also paid TianTai approximately $50,000 in fiscal year 2009 for land and forest maintenance fees.

On January 3, 2010, Ding Neng Bio-tech entered into a technical cooperation research and development agreement with TianTai to mutually develop techniques to produce biodiesel and other daily-used chemicals from Sapindus for consideration of approximately $661,000.  The agreement terminates on January 2, 2012.  As of September 30, 2010, Ding Neng Bio-tech had paid approximately $464,400 of the total consideration.

On July 9, 2010, China Minsheng Banking Corp., Ltd., Xiamen Branch (the “Bank”) and Jianhu Qinglong Forest Development Co., Ltd. (“Jianhu”), a company controlled by Mr. Sanfu Huang, entered into a Guaranty Agreement, under which Jianhu signed as a guarantor for an RMB 20,000,000 (approximately U.S. $2,937,000) credit line granted by the Bank to Ding Neng Bio-tech.

On September 28, 2010, Mr. Nie Xinfeng and Ding Neng Bio-tech entered into a Vehicle Rent Agreement, in which Mr. Nie Xinfeng rented four vehicles owned by him to Ding Neng Bio-tech, for a period from October 1, 2010 through September 30, 2015.  The aggregate rental is RMB 350,000 (approximately U.S. $51,400) per annum.  Ding Neng Holdings believes this arrangement is on terms similar to those it could have negotiated in an arms length transaction with an unrelated third party.

At September 30, 2010, Ding Neng Bio-tech's outstanding borrowings for working capital purposes was $561,820 from Mr. Nie and $513,930 from Mr. Huang.

Board Meetings and Committees

The Company’s audit committee consists of Mr. Bin Zhao, Mr. Fulun Su and Mr. Mingyong Hu, with Mr. Bin Zhao serving as the chairman and “financial expert”.  The nominating committee consists of Mr. Fulun Su, Mr. Mingyong Hu and Mr. Bin Zhao, with Mr. Fulun Su serving as the chairman.  The Company’s compensation committee consists of Mr. Mingyong Hu, Mr. Bin Zhao and Mr. Jianjun Xu, with Mr. Mingyong Hu serving as its chairman.

Item 8. Legal Proceedings.

We have no material proceedings pending nor are we aware of any pending investigation or threatened litigation by any third party.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Since February 3, 2011, the effective date of the Reverse Stock Split and Name Change as disclosed in a Form 8-K filed with the Securities and Exchange Commission on February 8, 2011, our Common Stock has been traded on the Pink Sheets under the symbol “CHIOD.PK”. From November 24, 2010 to February 2, 2011, our Common Stock was traded on the Pink Sheets under the symbol "CHIO.PK."  From July 2008 through November 23, 2010 our Common Stock was quoted on the NASDAQ Capital Market.  The following table sets forth on a per share basis for the periods shown, the high and low sales prices (or bid price on or after November 24, 2010) of our Common Stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Fiscal Year Ended June 30, 2009		Fiscal Year Ended June 30, 2010
	Low	High	Low	High
First Quarter ended September 30	$3.00	$4.74	$0.87	$1.92
Second Quarter ended December 31	$1.09	$3.69	$0.62	$1.64
Third Quarter ended March 31	$0.17	$1.69	$0.40	$0.95	*
Fourth Quarter ended June 30	$0.42	$2.17	$0.33	$0.42

	Fiscal Year Ended June 30, 2011
	Low	High
First Quarter ended September 30, 2010	$0.18	$0.38
Second Quarter ended December 31, 2010	$0.01	$0.31
January 1, 2011 to February 2, 2011	$0.04	$0.092
February 3 to February 9, 2011	$2.60	$3.50

On February 9, 2011, the closing price for our Common Stock, as reported by the Pink Sheets, was $ 2.85 per share. As of February 9, 2011, the Company had an aggregate of 1,150,000 shares of Common Stock issued and outstanding and 249 shareholders of record.

Dividends

We have never declared or paid any cash dividends or distributions on our Common Stock. We currently intend to retain our future earnings to support operations and to finance future growth and expansion and, therefore, do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of June 30, 2010 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity Compensation plans approved by security holders	-	-	6,000,000	(1)
Equity Compensation plans not approved by security holders	-	-	-
Total	-	-	6,000,000

 (1) In June 2010, CHIO’s shareholders approved and adopted the 2010 Stock Option Plan, which authorized the potential issuance of up to 6,000,000 shares of Common Stock to employees, directors and consultants.  Options granted under the 2010 Stock Option Plan generally have a term of ten years from the date of grant unless otherwise specified in the option agreement. The 2010 Stock Option Plan expires in June 2020.

Subsequent to June 30, 2010, CHIO made the following issuances of unregistered securities:

On July 8, 2010, CHIO issued options to two engineering consultants to purchase an aggregate of up to 3,000,000 shares of Common Stock as compensation for IT consulting and advisory services.  The options had an exercise price of $0.001 per share and were scheduled to expire on July 8, 2020.  On July 19, 2010, the consultants exercised the options for all 3,000,000 shares.  CHIO relied upon the exemption from registration under Section 4(2) in connection with these issuances.

On July 15, 2010, CHIO issued options to two financial consultants to purchase an aggregate of up to 3,000,000 shares of Common Stock as compensation to provide public relations services in (1) referring investment banks, funds, investors and potential merger and acquisition targets to CHIO and assisting CHIO in negotiating contractual terms, (2) assisting CHIO to make a marketing and investor relations plan to improve the liquidity of the Common Stock, (3) arranging road shows for CHIO and meeting with potential investors and potential merger and acquisition targets, and (4) providing other financial advisory and services.  The options had an exercise price of $0.001 per share and were scheduled to expire on July 15, 2020.  On July 21, 2010, the financial consultants exercised the options for all 3,000,000 shares.  CHIO relied upon the exemption from registration under Section 4(2) in connection with these issuances.

Item 10. Recent Sales of Unregistered Securities.

Reference is made to Item 3.02 for a description of the Share Exchange Agreement, as amended.

On July 8, 2010, CHIO issued options to two engineering consultants to purchase an aggregate of up to 3,000,000 shares of Common Stock as compensation for IT consulting and advisory services.  The options had an exercise price of $0.001 per share and were scheduled to expire on July 8, 2020.  On July 19, 2010, the consultants exercised the options for all 3,000,000 shares.  CHIO relied upon the exemption from registration under Section 4(2) in connection with these issuances.

On July 15, 2010, CHIO issued options to two financial consultants to purchase an aggregate of up to 3,000,000 shares of Common Stock as compensation to provide public relations services in (1) referring investment banks, funds, investors and potential merger and acquisition targets to CHIO and assisting CHIO in negotiating contractual terms, (2) assisting CHIO to make a marketing and investor relations plan to improve the liquidity of the Common Stock, (3) arranging road shows for CHIO and meeting with potential investors and potential merger and acquisition targets, and (4) providing other financial advisory and services.  The options had an exercise price of $0.001 per share and were scheduled to expire on July 15, 2020.  On July 21, 2010, the financial consultants exercised the options for all 3,000,000 shares.  CHIO relied upon the exemption from registration under Section 4(2) in connection with these issuances.

Item 11. Description of Registrant’s Securities

The Company’s authorized capital stock currently consists of One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share, of which there are 28,750,000 shares of common stock issued and outstanding as of the date of this Report. There are no shares of preferred stock authorized, issued or outstanding. Holders of Common Stock are entitled to one (1) vote for each share on all matters to be voted on by the Company’s stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore. In the event of any liquidation, dissolution or winding up, the holders of Common Stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities and preferential payments, if any, to holders of preferred stock. Holders of Common Stock have no preemptive rights to purchase additional Common Stock. Furthermore, there are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

Anti-Takeover Effects of Provisions of Delaware Law

Provisions of Delaware law could make acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. The Company expects these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with its Board of Directors. The Company believes that the benefits provided by its ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. The Company believes the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Item 12. Indemnification of Officers and Directors.

Our Certificate of Incorporation (as amended) provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal shall apply to or have any affect on the liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, it is the opinion of the SEC that such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 13. Financial Statements and Supplementary Data.

See Item 9.01 of this Form 8-K for the financial statements required hereunder.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

The exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities

The Share Exchange Agreement

On December 6, 2010, the Company entered into an Amendment (the “Amendment”) to the Share Exchange Agreement (as amended, the “Share Exchange Agreement”), dated November 12, 2010, with Ding Neng Holdings, which owns 100% of Ding Neng HK, which owns 100% of Fuhua, which has, through various contractual agreements, management control and the rights to the profits of Ding Neng Bio-tech.

The Share Exchange Agreement provides for an acquisition transaction (the “Acquisition”) in which the Company, through the issuance of shares of its Common Stock representing 90% of the Common Stock issued and outstanding immediately following the closing of the Acquisition, will acquire 100% of Ding Neng Holdings.  Upon completion of the Acquisition and satisfactory performance of the Consulting Agreement, the existing shareholders of the Company will own an aggregate of 5.5% of the post-acquisition entity.

The closing of the Acquisition (the “Closing”) took place on February 10, 2011 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the outstanding equity securities of Ding Neng Holdings from the shareholders of Ding Neng Holdings; and the shareholders of Ding Neng Holdings transferred and contributed all of their issued and outstanding shares of Ding Neng Holdings to the Company.  In exchange, the Company issued to the shareholders of Ding Neng Holdings an aggregate of 25,875,000 newly issued shares of the Common Stock.

Item 5.01 Changes in Control of Registrant

On the Closing Date, CHIO acquired all of the issued and outstanding capital stock of Ding Neng Holdings from the Ding Neng Stockholders in exchange for 25,875,000 newly-issued shares of Common Stock. As a result of the Acquisition, the Ding Neng Stockholders control 90% of the voting stock of CHIO.

On February 10, 2011, a change in the majority of CHIO’s Board occurred in connection with the change of control of CHIO that is described in this Report and seven (7) incoming directors were appointed to the Board (as detailed in Item 5.02 herein below).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)     Resignation of Directors and Officers

At the Closing Date, Zhenyu Wang, Mingfei Yang, Yuefeng Wang, Yinan Zhang, Renbin Yu, Yong Bian and Xiaoshuang Chen resigned as directors and officers of the Company.

At the Closing, Mr. Zhenyu Wang and the Company entered into a Consulting Agreement, pursuant to which, Mr. Wang, the former Chief Executive Officer of the Company, was employed by the Company as a consultant for a term of two years at an annual salary of $150,000 and for equity of the post-acquisition entity equal to 1% upon execution of the consulting agreement, plus an additional 0.5% of the amount of issued and outstanding Common Stock as of the Closing Date over the term of the consulting agreement (0.25% after the first year and 0.25% after the second year).

(b)     Appointment of Directors and Officers

At the Closing Date, the following persons were appointed as our directors and officers:

Directors and Executive Officers	Age	Position / Title
Xinfeng Nie	39	Chairman of the Board
Sanfu Huang	53	Chief Executive Officer and Director
Jingmei Weng	34	Chief Financial Officer and Director
Zhibin Jin	29	Secretary
Jianjun Xu	36	Director
Mingyong Hu	32	Director
Fulun Su	62	Director
Bin Zhao	45	Director

For further information on these individuals, please see the Section entitled “Item 5 Directors and Executive Officers” herein above.

(c)     Employment Agreements

Each of Mr. Xinfeng Nie (in his capacity as President of Ding Neng Bio-tech), Mr. Sanfu Huang (in his capacity as CEO of Ding Neng Bio-tech), Ms. Jingmei Weng (in her capacity as CFO of Ding Neng Bio-tech) and Mr. Zhibin Jin (in his capacity as Secretary of Ding Neng Bio-tech) has a written employment agreement with Ding Neng Bio-tech, each for a term of two years.  Each of Mr. Nie and Mr. Huang receives an annual salary of $180,000.  Ms. Weng receives $160,000 annually and Mr. Jin receives a salary of $100,000.  None of these officers and directors receives any other compensation or reimbursement from the Group.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Acquisition, the Company effectuated a 1:40 reverse split of its Common Stock on February 3, 2011, effectively reducing the number of issued and outstanding shares of Common Stock to 28,750,000 shares. The Company also changed its name to China Bio-Energy Corp effective on February 3, 2011.

The Company filed an amendment to its Certificate of Incorporation to reflect the Reverse Split and Name Change on February 2, 2011.

Item 5.06 Change in Shell Company Status.

As explained more fully in Item 2.01 above, the Registrant was a “shell company” (as such term defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Acquisition. As a result of the Acquisition, Ding Neng Holdings became wholly owned subsidiary and Ding Neng Bio-tech became the main operational business of the Registrant, which is no longer a shell company. Reference is made to Item 2.01 for a more complete description of the transaction and the business of the Registrant subsequent to the Closing date.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of the business acquired.

Exhibit 99.1 – Audited financial statements of Ding Neng Bio-Tech for the fiscal years ended December 31, 2009 and 2008

Exhibit 99.2 – Unaudited Financial Statements of Ding Neng Bio-Tech for the nine months ended September 30, 2010 and 2009

(b)	Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated November 12, 2010, by and among the Registrant, Ding Neng Holdings and Shareholders of Ding Neng Holdings (1)
2.2	Amendment to the Share Exchange Agreement, by and among the Registrant, Ding Neng Holdings and Shareholders of Ding Neng Holdings (2)
3.1	Certification of Incorporation of the Registrant (3)
3.2	Certificate of Amendment to the Company’s Certificate of Incorporation, dated February 26, 2008 (4)
3.3	Certificate of Amendment to the Company's Certificate of Incorporation, dated January 31, 2011 *
3.4	Amended and Restated Bylaws of the Registrant (4)
10.1	Consulting Services Agreement, dated January 20,2011, between Ding Neng Bio-tech and the WFOE *
10.2	Operating Agreement, dated January 20,2011, by and among Ding Neng Bio-tech, its shareholders and the WFOE *
10.3	Voting Rights Proxy Agreement, dated January 20,2011, by and among Ding Neng Bio-tech, its shareholders and the WFOE *
10.4	Equity Pledge Agreement, dated January 20,2011, by and among Ding Neng Bio-tech, its shareholders and the WFOE *
10.5	Option Agreement, dated January 20,2011, by and among Ding Neng Bio-tech, its shareholders and the WFOE *
10.6
Unofficial Translation of Forest and Plants Transfer Agreement, by and between Tiantai County Manyuanchun Agriculture and Forestry Development Co., Ltd., and Fujian Zhangzhou Ding Neng Bio- Tech Co., Ltd., dated November 23, 2009*

10.7	Unofficial Translation of Employment Agreement between Ding Neng Bio-tech and Xinfeng Nie dated June 1, 2010*
10.8	Unofficial Translation of Employment Agreement between Ding Neng Bio-tech and Sanfu Huang dated June 1, 2010*
10.9	Unofficial Translation of Employment Agreement between Ding Neng Bio-tech and Jingmei Weng dated July 1, 2010*
10.10	Unofficial Translation of Employment Agreement between Ding Neng Bio-tech and Zhibin Jin dated October 1, 2010*
99.1	Audited financial statements of Ding Neng Holdings Ltd. and Subsidiaries for the fiscal years ended December 31, 2009 and 2008 (5)
99.2	Unaudited Financial Statements of Ding Neng Holdings Ltd. and Subsidiaries for the nine months ended September 30, 2010 and 2009 (5)

*             Filed herewith
(1)	Incorporated by reference to Annex A to the Registrant’s Schedule 14(c), filed on December 30, 2010.
(2)	Incorporated by reference to Annex B to the Registrant’s Schedule 14(c), filed on December 30, 2010.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on December 20, 2007
(4)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008
(5)
Incorporated by reference to the Consolidated Financial Statements For the Nine Months Ended September 30, 2010 and 2009 (Unaudited) and For the Fiscal Years Ended December 31, 2009 and 2008 Of Ding Neng Holdings Ltd. and Subsidiaries’ in the Registrant’s Schedule 14(c), filed on December 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2011		CHINA BIO-ENERGY CORP.

	By:	/s/ Sanfu Huang
	Name:	Sanfu Huang
	Title:	Chief Executive Officer and Director